Exhibit 4.5
CAPITALSOURCE INC.,
as Issuer
to
WELLS FARGO BANK, N.A.,
as Trustee
CAPITALSOURCE FINANCE LLC,
as Guarantor
INDENTURE
Dated as of
March [ ], 2007
Senior Subordinated Convertible Debentures due 2034

CROSS-REFERENCE TABLE*

Trust Indenture	Indenture
Act Section	Section
§310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	N.A.º
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.08
(c)	N.A.
§311(a)	7.13
(b)	7.13
(c)	N.A.
§312(a)	5.01; 5.02
(b)	N.A.
(c)	N.A.
§313(a)	5.03
(b)	N.A.
(c)	5.03
(d)	5.03
§314(a)	5.04
(b)	N.A.
(c)(1)	18.05
(c)(2)	18.05
(c)(3)	N.A.
(d)	N.A.
(e)	18.05
(f)	N.A.
§315(a)	7.01; 7.02
(b)	6.08
(c)	6.06
(d)	7.01; 7.06
(e)	6.09
§316(a)(1)	6.07
(a)(2)	10.02
(b)	N.A.
(c)	8.01
§317(a)(1)	6.02
(a)(2)	7.02
(b)	4.04
§318(a)	18.08

*	This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

[o]	“N.A.” means not applicable.

i

Page
Section 7.12. Succession by Merger	59
Section 7.13. Preferential Collection of Claims	59

ARTICLE 8
The Noteholders

Section 8.01. Action by Noteholders	60
Section 8.02. Proof of Execution by Noteholders	60
Section 8.03. Who Are Deemed Absolute Owners	60
Section 8.04. Company-owned New Notes Disregarded	61
Section 8.05. Revocation of Consents, Future Holders Bound	61

ARTICLE 9
Meetings Of Noteholders

Section 9.01. Purpose of Meetings	62
Section 9.02. Call of Meetings by Trustee	62
Section 9.03. Call of Meetings by Company or Noteholders	62
Section 9.04. Qualifications for Voting	63
Section 9.05. Regulations	63
Section 9.06. Voting	64
Section 9.07. No Delay of Rights by Meeting	64

ARTICLE 10
Supplemental Indentures

Section 10.01. Supplemental Indentures Without Consent of Noteholders	64
Section 10.02. Supplemental Indenture with Consent of Noteholders	66
Section 10.03. Effect of Supplemental Indenture	67
Section 10.04. Notation on New Notes	67
Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee	68

ARTICLE 11
Consolidation, Merger, Sale, Conveyance And Lease

Section 11.01. Company or Guarantor May Consolidate on Certain Terms	68
Section 11.02. Successor to Be Substituted	68
Section 11.03. Opinion of Counsel to Be Given Trustee	69
ARTICLE 12
Satisfaction And Discharge Of Indenture
Section 12.01. Discharge of Indenture	69
Section 12.02. Paying Agent to Repay Monies Held	70
Section 12.03. Return of Unclaimed Monies	70

v

INDENTURE
     INDENTURE dated as of March [ ], 2007 by and among CapitalSource Inc., a Delaware corporation (hereinafter called the “Company”), as issuer, and CapitalSource Finance LLC, a Delaware limited liability company, as Guarantor (hereinafter called the “Guarantor”), each having its principal office at 4445 Willard Avenue, 12th floor, Chevy Chase, Maryland 20815, and Wells Fargo Bank, N.A., as trustee hereunder (hereinafter called the “Trustee”).
WITNESSETH:
     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its Senior Subordinated Convertible Debentures due 2034, bearing interest at a rate of 1.625% per annum until March 15, 2009 (hereinafter called the “New Notes,” or “Notes”) in exchange for its Senior Convertible Debentures due 2034, bearing interest at a rate of 1.25% per annum until March 15, 2009 (hereinafter called the “Old Notes” and the exchange of Old Notes for New Notes, hereinafter called the “Exchange”) and, to provide the terms and conditions upon which the New Notes are to be authenticated, issued and delivered, the Company and the Guarantor have duly authorized the execution and delivery of this Indenture; and
     WHEREAS, the Guarantor has agreed to provide for the guarantee of the New Notes (hereinafter called the “Guarantee”); and
     WHEREAS, the New Notes, the Guarantee, the certificate of authentication to be borne by the New Notes, a form of assignment, a form of fundamental change repurchase election, a form of Company repurchase election and a form of Notice of Conversion to be borne by the New Notes are to be substantially in the forms hereinafter provided for; and
     WHEREAS, all acts and things necessary to make the New Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the New Notes have in all respects been duly authorized,
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     That in order to declare the terms and conditions upon which the New Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the offer and acceptance of the New Notes, and of the exchange of the Old Notes for the New Notes by the holders of the Old Notes, the

Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the New Notes (except as otherwise provided below), as follows:
ARTICLE 1
Definitions
     Section 1.01 . Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.
     “4% Convertible Notes” means the 4% Senior Subordinated Notes due 2034 issued by the Company and guaranteed by the Guarantor.
     “98% Trading Exception” has the meaning specified in Section 14.01(a)(iii).
     “Adjustment Event” has the meaning specified in Section 14.06(m).
     “Agent Members” has the meaning specified in Section 2.05(b).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “beneficial holder” shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the Commission under the Exchange Act, or any successor provision thereto, except that a Person shall be deemed to have “beneficial ownership” of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     “Bid Solicitation Agent” means such Person (other than any Affiliate of the Company) as the Company may designate as Bid Solicitation Agent from time to time, and shall initially mean the Trustee.
     “Board of Directors” means either the Board of Directors of the Company, or a committee of such Board duly authorized to act for it hereunder.
     “Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by or consented to by the Board of Directors of the Company and to be in full force and effect on the date of such certification, delivered to the Trustee.
     “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.
     “Capital Stock” of any Person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations or other equivalents, however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.
     “Cash Settlement Notice Period” means, in respect of any New Note tendered for conversion, the five Business Day period following receipt of a Noteholder’s Notice of Conversion.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 14.07, however, shares issuable on conversion of New Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, par value $0.01 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications. Following the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, “Common Stock” will include the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.
     “Company” means the corporation named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of Article 11 and Section 14.07, shall include its successors and assigns.
     “Company Repurchase Date” has the meaning specified in Section 3.06.
     “Company Repurchase Election” has the meaning specified in Section 3.06(b).
     “Company Repurchase Notice” has the meaning specified in Section 3.06(a).
     “Company Repurchase Price” has the meaning specified in Section 3.06.
     “Conversion Agent” means the Trustee or such other office or agency designated by the Company where New Notes may be presented for conversion.
     “Conversion Date” has the meaning specified in Section 14.02.
     “Conversion Obligation” has the meaning specified in Section 14.03.
     “Conversion Price” as of any day means $1,000 divided by the Conversion Rate as of such date and rounded to the nearest cent. The Conversion Price shall initially be approximately $25.20 per share of Common Stock.
     “Conversion Rate” has the meaning specified in Section 14.05.
     “Conversion Retraction Period” means, in respect of any New Note tendered for conversion, the two Business Day period beginning on the day after the final day of the related Cash Settlement Notice Period.
     “Conversion Settlement Distribution” has the meaning specified in Section 14.03.

     “Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be principally administered, which office is, at the date as of which this Indenture is dated, located at Wells Fargo Bank, N.A., 1600 J.F. Kennedy Blvd., Suite 810, Philadelphia, PA 19103, or at any other address as the Trustee may designate from time to time by notice to the Noteholders.
     “Custodian” means Wells Fargo Bank, N.A., as custodian with respect to the New Notes in global form, or any successor entity thereto.
     “Daily Conversion Value” means, for each of the 16 consecutive Trading Days during the Observation Period, 6.25% of the product of (1) the applicable Conversion Rate on such Trading Day and (2) the Daily VWAP of the Common Stock on such Trading Day.
     “Daily Settlement Amount,” means, for each of the 16 Trading Days of the related Observation Period, (i) cash, equal to the lesser of $62.50 and the Daily Conversion Value on such day and (ii) to the extent the Daily Conversion Value on such day exceeds $62.50, either, at the Company’s election pursuant to Section 14.03 below, (A) cash in the amount of such excess or (B) a number of shares of Common Stock equal to the difference between the Daily Conversion Value on such day and $62.50, such difference divided by the daily VWAP for such day.
     “Daily VWAP” means, for each of the 16 consecutive Trading Days during the Observation Period, the volume-weighted average price per share of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page ‘‘CSE.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the primary exchange or trading market for the Common Stock to the scheduled close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).
     “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
     “Defaulted Interest” has the meaning specified in Section 2.03.
     “Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Determination Date” has the meaning specified in Section 14.06(m).
     “Event of Default” means any event specified in Section 6.01 as an Event of Default.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Ex-Dividend Date” means, with respect to any issuance or distribution on shares of Common Stock, the first date upon which a sale of the Common Stock does not automatically transfer the right to receive such issuance or distribution from the seller of the Common Stock to the buyer.
     “Expiration Time” has the meaning specified in Section 14.06(e).
     “Fundamental Change” means the occurrence of any of the following:
     (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its subsidiaries or its or their employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of all shares of the Company’s Capital Stock that are entitled to vote generally in the election of directors;
     (b) consummation of any share exchange, consolidation or merger of the Company or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than the Company or one or more of its subsidiaries pursuant to which the Common Stock will be converted into cash, securities or other property; provided, however, that a transaction where the holders of the Company’s voting Capital Stock immediately prior to such transaction have, directly or indirectly, more than 50% of the aggregate voting power of all shares of Capital Stock of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Fundamental Change; or
     (c) any transaction or event resulting in a Termination of Trading.
     A Fundamental Change will not be deemed to have occurred in respect of any of the foregoing, however, if either:

     (i) the Last Reported Sale Price of the Common Stock for any five (5) Trading Days within the ten (10) consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof, equals or exceeds 105% of the Conversion Price of the New Notes immediately before the Fundamental Change or the public announcement thereof, or
     (ii) at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of Capital Stock traded on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the New Notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.
     “Fundamental Change Company Notice” has the meaning specified in Section 3.05(b)
     “Fundamental Change Repurchase Date” has the meaning specified in Section 3.05.
     “Fundamental Change Repurchase Notice” has the meaning specified in Section 3.05(c)(i).
     “Fundamental Change Repurchase Price” has the meaning provided in Section 3.05.
     “Global Note” has the meaning specified in Section 2.02.
     “Guarantee” means the unconditional guarantee by the Guarantor of the due and punctual payment of principal of and Interest on the New Notes and certain other obligations of the Company pursuant to this Indenture when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, upon a Repurchase Date or otherwise in accordance with the terms of the New Notes and this Indenture.
     “Guarantor” means the Person named as such in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Guarantor” shall mean such successor Person.

     “holder” or “Noteholder” as applied to any New Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular New Note is registered on the Note Registrar’s books.
     “Indebtedness” means, with respect to either the Company or the Guarantor, the principal or face amount of (i) every obligation for money borrowed; (ii) every obligation evidenced by the New Notes, and any other bonds, debentures, notes or other similar instruments issued by such Person, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (iv) every obligation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or other accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation; (vi) all indebtedness, whether incurred on or prior to the date of issuance of the New Notes or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Company or the Guarantor has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and (viii) any renewals, extensions, refundings, amendments or modifications of any obligation of the type referred to in clauses (i) through (vii).
     “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
     “Indenture Obligations” has the meaning specified in Section 15.01.
     “Interest” means, when used with reference to the New Notes, interest payable under the terms of the New Notes.
     “Interest Payment Date” means March 15 and September 15 of each year, commencing September 15, 2007 and ending March 15, 2009.
     “Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the New York Stock Exchange, or such other principal U.S. national or regional securities exchange on which the Common Stock is traded, or if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the National Association of Securities Dealers

Automated Quotation System, determined in each case without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the National Association of Securities Dealers Automated Quotation System on the relevant date, the Last Reported Sale Price will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the Last Reported Sale Price will be the price determined in good faith by the Board of Directors of the Company.
     “Market Disruption Event” means (i) a failure by the primary United States national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any Trading Day for the Common Stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
     “Member Action” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by or consented to by such Guarantor’s member (or members (if at any time a Guarantor has more than a single member)) and to be in full force and effect on the date of such certification, delivered to the Trustee.
     “New Note” or “New Notes” means any New Note or New Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note.
     “non-electing share” has the meaning specified in Section 14.07.
     “Note Register” has the meaning specified in Section 2.05.
     “Note Registrar” has the meaning specified in Section 2.05.
     “Notice of Conversion” has the meaning specified in Section 14.02.
     “Observation Period” means, with respect to any New Note tendered for conversion, the 16 consecutive Trading Day period beginning on and including the day after the final day of the related Conversion Retraction Period, except that with respect to any related Conversion Date occurring after the date of issuance of a Redemption Notice, “Observation Period” means the 16 consecutive Trading Day period beginning on and including the 18th Scheduled Trading Day prior to the applicable redemption date for such New Note.

     “Officers’ Certificate” means a certificate signed in the name of the Company or any Guarantor, as the case may be, by any two of the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, Chief Credit Officer, Chief Legal Officer, Managing Director, Chief Accounting Officer, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer, the Secretary, or the Controller of the Company or any Guarantor; provided that the Officers’ Certificate delivered on the date hereof pursuant to Section 18.06 may be signed by any one of the foregoing.
     “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or the Guarantor, as applicable, or other counsel reasonably acceptable to the Trustee.
     “Outstanding”, when used with reference to New Notes and subject to the provisions of Section 8.04, means, as of any particular time, all New Notes authenticated and delivered by the Trustee under this Indenture, except:
     (a) New Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
     (b) New Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or (ii) which shall have been otherwise defeased in accordance with Article 12;
     (c) New Notes in lieu of which, or in substitution for which, other New Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06; and
     (d) New Notes converted into Common Stock or cash pursuant to Article 14 and New Notes deemed not outstanding pursuant to Article 3.
     “Paying Agent” means the Trustee or such other office or agency designated by the Company where New Notes may be presented for payment.
     “Payment Default” has the meaning specified in Section 16.02.
     “Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
     “Predecessor Note” of any particular New Note means every previous New Note evidencing all or a portion of the same debt as that evidenced by such particular New Note, and, for the purposes of this definition, any New Note authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen New Note shall be deemed to evidence the same debt as the lost, destroyed or stolen New Note that it replaces.
     “Principal Value Conversion” has the meaning specified in Section 14.01(a)(iii).
     “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Company or by statute, contract or otherwise).
     “Redemption Date” has the meaning specified in Section 3.02.
     “Redemption Notice” has the meaning specified in Section 3.02.
     “Redemption Price” has the meaning specified in Section 3.01.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the close of business on the March 1 or September 1 immediately preceding such Interest Payment Date (whether or not a Business Day).
     “Repurchase Date” means the Fundamental Change Repurchase Date or the Company Repurchase Date, as applicable.
     “Repurchase Election” means the Fundamental Change Repurchase Election or the Company Repurchase Election, as applicable.
     “Repurchase Price” means the Fundamental Change Repurchase Price or the Company Repurchase Price, as applicable.
     “Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Department (or any successor unit, department or division of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Section 6.08, Section 7.01(b) and Section 7.01(b), also means any other officer or person performing similar functions to whom any corporate trust matter is referred because of such person’s knowledge of any familiarity with the particular subject.

     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Common Stock is listed or admitted to trading.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Senior Indebtedness” means, with respect to either the Company or the Guarantor, the principal of, and premium, if any, interest (including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding), and rent payable on or in connection with, all Indebtedness of the Company or the Guarantor as the case may be unless it is provided in the instrument creating or evidencing the Indebtedness that such Indebtedness is not superior in right of payment to the New Notes, in the case of the Company, or the Guarantee in the case of the Guarantor. Notwithstanding the foregoing, Senior Indebtedness does not include (a) any Indebtedness that expressly provides that it ranks pari passu with or junior in right of payment to the New Notes in the case of the Company, or the Guarantee in the case of the Guarantor; (b) the subordinated guarantees of the Company issued and outstanding as of the date of this Indenture in respect of the TP Securities, (c) the subordinated Indebtedness of the Guarantor issued and outstanding as of the date of this Indenture in respect of the TP Securities or (d) the Indebtedness of the Company and the Guarantor under the 4% Convertible Notes (which shall rank pari passu in right of payment with the New Notes and the Guarantee).
     “Settlement Amount” has the meaning specified in Section 14.03.
     “Significant Subsidiary” means any direct or indirect Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.
     “Special Record Date” has the meaning specified in Section 2.03.
     “Stated Maturity” means March 15, 2034.
     “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).
     “Tax Original Issue Discount” means the amount of ordinary interest income that must be accrued with respect to a New Note as original issue discount for United States Federal income tax purposes pursuant to U.S. Treasury Regulation section 1.1272-1.
     “Termination of Trading” means that the Common Stock is neither listed for trading on a U.S. national securities exchange nor approved for trading on the National Association of Securities Dealers Automated Quotation System or another established automated over-the-counter trading market in the United States.
     “TP Securities” means Indebtedness of the Company or the Guarantor issued or incurred in connection with financing transactions providing for, among other things, the issuance of common and preferred securities by CapitalSource Trust Preferred Securities 2005-1, CapitalSource Trust Preferred Securities 2005-2, CapitalSource Trust Preferred Securities 2006-1, CapitalSource Trust Preferred Securities 2006-2, CapitalSource Trust Preferred Securities 2006-3, CapitalSource Trust Preferred Securities 2006-4 and CapitalSource Trust Preferred Securities 2006-5.
     “Trading Day” means a day during which (i) trading on the Common Stock generally occurs on the national securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no Market Disruption Event. If the Common Stock is not listed or admitted for trading on a national securities exchange or market, “Trading Day” means Business Day.
     “Trading Price” means, as of any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of New Notes obtained by the Bid Solicitation Agent for $5 million aggregate principal amount of New Notes at approximately 4:00 p.m., New York City time, on such determination date from three nationally recognized securities dealers (none of which shall be an Affiliate of the Company) in The City of New York (or such other place that may be determined from time to time by the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Solicitation Agent or (b) in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the New Notes as of such determination date, then the Trading Price per $1,000 principal amount of the New Notes for such determination date shall equal (1) the Conversion Rate as of such determination date multiplied by (2) the average Last Reported Sale Price of the Common Stock over the five (5) Trading Days ending on such determination date appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five (5) Trading Day period and ending on such determination date, of any event described in Section 14.06 or Section 14.07. The Bid Solicitation Agent shall solicit bids from securities dealers that the Company believes to be willing to bid for New Notes. The Trading Price shall be determined by the Company.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Section 10.03 and Section 14.07; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.
     “Trustee” means Wells Fargo Bank, N.A., and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.
ARTICLE 2
Issue, Description, Execution, Registration and Exchange of New Notes
     Section 2.01 . Designation Amount and Issue of New Notes. The New Notes shall be designated as “Senior Subordinated Convertible Debentures due 2034”. New Notes not to exceed the aggregate principal amount of $[225,000,000] (except pursuant to Section 2.05 and Section 2.06 hereof) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said New Notes to or upon the written order of the Company, signed by its Chief Executive Officer, its President, its Chief Operating Officer or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), without any further action by the Company hereunder.
     Section 2.02 . Form of New Notes. The New Notes, the Guarantee and the Trustee’s certificate of authentication to be borne by such New Notes shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of New Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Any of the New Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the New Notes to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the New Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular New Notes are subject.
     So long as the New Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(a), all of the New Notes will be represented by one or more New Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Note”). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(a), beneficial holders of a Global Note will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.
     Any Global Note shall represent such of the outstanding New Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding New Notes from time to time endorsed thereon and that the aggregate amount of outstanding New Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding New Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holders of such New Notes in accordance with this Indenture. Payment of principal of and Interest on any Global Note shall be made to the holder of such Global Note.
     Section 2.03 . Date and Denomination of New Notes; Payments of Interest. The New Notes shall be issuable in fully registered form without interest coupons in denominations of $1,000 principal amount and integral multiples thereof. Each New Note shall be dated the date of its authentication and shall bear interest at the rate, and from and until the dates, specified on the face of the form of New Note attached as Exhibit A hereto. Interest on the New Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     The Person in whose name any New Note (or its Predecessor Note) is registered on the Note Register at the close of business on the Regular Record Date with respect to an Interest Payment Date shall be entitled to receive the Interest payable on such Interest Payment Date, except that the Interest payable upon redemption or repurchase will be payable to the Person to whom principal is payable pursuant to such redemption or repurchase (unless the Redemption Date or the Repurchase Date, as the case may be, is an Interest Payment Date, in which case the semi-annual payment of interest becoming due on such date, if any, shall be payable to the Noteholders registered as such on the applicable Regular Record Date). Notwithstanding the foregoing, if any New Note (or portion thereof) is converted into Common Stock during the period after a Regular Record Date to, but excluding, the next succeeding Interest Payment Date and such New Note (or portion thereof) has been called or tendered for redemption on a Redemption Date which occurs during such period, the Company shall not be required to pay interest on such Interest Payment Date in respect of any such New Note (or portion thereof), except as provided in Section 14.02. Interest shall be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee. The Company shall pay Interest (i) on any New Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or upon written notice, by wire transfer in immediately available funds, if such Person is entitled to Interest on New Notes with an aggregate principal amount in excess of $2,000,000) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     Any Interest on any New Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder on the relevant Regular Record Date by virtue of his having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the New Notes (or their respective Predecessor Notes) are registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest, which shall be the date fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each New Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the

Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Note Register, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the New Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.
     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the New Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Section 2.04 . Execution of New Notes. The New Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Chief Operating Officer or any Vice President (whether or not designated by a number or numbers, or word or words, added before or after the title “Vice President”). Only such New Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of New Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 18.13), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any New Note executed by the Company shall be conclusive evidence that the New Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.
     In case any officer of the Company who shall have signed any of the New Notes shall cease to be such officer before the New Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such New Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such New Notes had not ceased to be such officer of the Company, and any New Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such New Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

     Section 2.05 . Exchange and Registration of Transfer of New Notes; Restrictions on Transfer.
     (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of New Notes and of transfers of New Notes. The Note Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering New Notes and transfers of New Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 4.02.
     Upon surrender for registration of transfer of any New Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more New Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
     New Notes may be exchanged for other New Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the New Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any New Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the New Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.
     All New Notes issued upon any registration of transfer or exchange of New Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the New Notes surrendered upon such registration of transfer or exchange.
     All New Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the Noteholder thereof or his attorney duly authorized in writing.
     No service charge shall be made to any Noteholder for any registration, transfer or exchange of New Notes, but the Company may require payment by the Noteholder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of New Notes.
     Neither the Company nor the Trustee nor any Note Registrar shall be required to exchange or register a transfer of (a) any New Notes for a period of fifteen (15) days next preceding any selection of New Notes to be redeemed, (b) any New Notes or portions thereof called for redemption pursuant to Section 3.01 (c) any New Notes or portions thereof surrendered for conversion pursuant to Article 14, (d) any New Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.05 or (e) any New Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.06.
     (b) The following provisions shall apply only to Global Notes:
     (i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.
     (ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for New Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor depositary has not been appointed by the Company within ninety (90) days or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) an Event of Default has occurred and is continuing, (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the New Notes represented by Global Notes or (D) any beneficial holder reasonably requests such exchange on terms acceptable to the Company, the Trustee and the Depositary, which in the case of the Trustee may include, in the Trustee’s sole discretion, among other things, the requirement that (i) the Trustee and any Note Registrar receive (a) from the Company or the Depositary, a written order, in either case requesting such exchange, and an Opinion of Counsel (which upon receipt thereof the Trustee and such Note Registrar shall be fully protected in relying) to the effect that (x) all securities laws in connection with such exchange have been complied with and (y) such exchange is otherwise authorized or permitted by this Indenture; and (b) from such beneficial holder (x) an affidavit as to its beneficial ownership interest in such Global Note and/or (y) an indemnity, reasonably satisfactory to the Trustee and such Note Registrar, against any loss, liability or expense to the Trustee and such Note Registrar to the extent that the Trustee or Note Registrar acts upon such order, affidavit and/or indemnity; and (ii) such exchange can be accomplished in a manner that is practicable and not inconsistent with the rules of any applicable Depositary or securities exchange upon which the New Notes may be listed for trading. Any Global Note exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (C) or (D) above may be exchanged in whole or from time to time in part as directed by the Company. Any New Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such New Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.
     (iii) New Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Note Registrar.
     With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the New Note issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.
     (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated New Notes in definitive, fully registered form, without interest coupons.
     (v) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial holder of any New Note.
     (vi) At such time as all interests in a Global Note have been redeemed, repurchased, converted, canceled or exchanged for New Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, converted, canceled or exchanged for New Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.
     Section 2.06 . Mutilated, Destroyed, Lost or Stolen New Notes. In case any New Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new New Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated New Note, or in lieu of and in substitution for the New Note so destroyed, lost or stolen. In every case, the applicant for a substituted New Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such New Note and of the ownership thereof.
     Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted New Note and make available for delivery such New Note. Upon the issuance of any substituted New Note, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any New Note which has matured or is about to mature or has been called for redemption or has been tendered for repurchase upon a Fundamental Change (and not withdrawn) or has been surrendered for repurchase on a Repurchase Date (and not withdrawn) or is to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute New Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated New Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such New Note and of the ownership thereof.
     Every substitute New Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any New Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen New Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other New Notes duly issued hereunder. To the extent permitted by law, all New Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen New Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.
     Section 2.07. Temporary New Notes. Pending the preparation of New Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary New Notes (printed or lithographed). Temporary New Notes shall be issuable in any authorized denomination, and substantially in the form of the New Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary New Notes, all as may be determined by the Company. Every such temporary New Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the New Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent New Notes in certificated form and thereupon any or all temporary New Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary New Notes an equal aggregate principal amount of New Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary New Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as New Notes in certificated form authenticated and delivered hereunder.
     Section 2.08. Cancellation of New Notes. All New Notes surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no New Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled New Notes in accordance with its customary procedures. If the Company shall acquire any of the New Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the Indebtedness represented by such New Notes unless and until the same are delivered to the Trustee for cancellation.
     Section 2.09. CUSIP Numbers. The Company in issuing the New Notes may use “CUSIP” or “ISIN” numbers and/or similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the New Notes or as contained in any notice of a redemption, and that reliance may be placed only on the other identification numbers printed on the New Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” and/or similar numbers.
ARTICLE 3
Redemption and Repurchase of New Notes
     Section 3.01. Company’s Right to Redeem. Prior to March 15, 2009, the New Notes will not be redeemable at the Company’s option. At any time on or after March 15, 2009 and prior to Stated Maturity, the Company, at its option, may redeem the New Notes, in whole or in part, in accordance with the provisions of Section 3.02 and Section 3.03 on the Redemption Date (as defined below) for a redemption price (the “Redemption Price”) in cash equal to 100% of the principal amount of the New Notes to be redeemed together with accrued and unpaid Interest on the New Notes redeemed to but excluding the Redemption Date.

     If the Redemption Date is an Interest Payment Date, Interest shall be paid on such Interest Payment Date to the record holder on the relevant Record Date.
     Section 3.02. Notice of Optional Redemption; Selection of New Notes.
     (a) In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the New Notes pursuant to Section 3.01, it shall fix a date for redemption (the “Redemption Date”) and it or, at the written request of the Company received by the Trustee not fewer than thirty (30) days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption (a “Redemption Notice”) not fewer than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each Noteholder to be redeemed at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Noteholder designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other New Note.
     (b) Each such Redemption Notice shall specify the aggregate principal amount of New Notes to be redeemed, the CUSIP, ISIN or similar number or numbers of the New Notes being redeemed, the Redemption Date (which shall be a Business Day), the Redemption Price at which New Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such New Notes, that Interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said date Interest thereon or on the portion thereof to be redeemed will cease to accrue. The Redemption Notice shall also state the current Conversion Rate and the date on which the right to convert such New Notes or portions thereof into Common Stock pursuant to Section 14.01(a)(ii) shall expire. The Redemption Notice shall also specify, with respect to any such conversions of New Notes, whether the Company elects to satisfy its Conversion Obligation entirely in cash or in shares of Common Stock or, if the Company has made the irrevocable election described below in Section 14.03(d), whether it elects to satisfy the portion of the Daily Conversion Value in excess of $62.50 in cash or in shares of Common Stock. If fewer than all the New Notes are to be redeemed, the Redemption Notice shall identify the New Notes to be redeemed (including CUSIP, ISIN or similar numbers, if any). In case any New Note is to be redeemed in part only, the Redemption Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such New Note, a Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.
     (c) On or prior to the Redemption Date specified in the Redemption Notice given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of money sufficient to redeem on the Redemption Date all the New Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date it must be received by the Trustee or Paying Agent, as the case may be, by 11:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any Paying Agent pursuant to this Section 3.02(c) in excess of amounts required hereunder to pay the Redemption Price and accrued Interest to, but excluding, the Redemption Date.
     Notwithstanding the last sentence of Section 7.05, if any New Note called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such New Note shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any New Notes are to be redeemed, the Company will give the Trustee written notice in the form of an Officers’ Certificate not fewer than thirty (30) days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of New Notes to be redeemed.
     (d) If less than all of the outstanding New Notes are to be redeemed, the Trustee shall select the New Notes or portions thereof of the Global Note or the New Notes in certificated form to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any New Note selected for partial redemption is submitted for conversion in part after such selection, the portion of such New Note submitted for conversion shall be deemed (so far as may be possible) to be from the portion selected for redemption. The New Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such New Note is submitted for conversion in part before the mailing of the Redemption Notice.
     Upon any redemption of less than all of the outstanding New Notes, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such New Notes as are unconverted and outstanding at the time of redemption, treat as outstanding any New Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a Redemption Notice and may (but need not) treat as outstanding any New Note authenticated and delivered during such period in exchange for the unconverted portion of any New Note converted in part during such period.
     Section 3.03. Payment of New Notes Called for Redemption by the Company. If a Redemption Notice has been given as provided in Section 3.02, the New Notes or portion of New Notes with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price, and on and after the Redemption Date (unless the Company shall default in the payment of such New Notes at the Redemption Price) Interest on the New Notes or portion of New Notes so called for redemption shall cease to accrue and, after the close of business on the second Business Day immediately preceding the Redemption Date (unless the Company shall default in the payment of such New Notes at the Redemption Price), such New Notes shall cease to be convertible into Common Stock and, except as provided in Section 7.05, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such New Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such New Notes at a place of payment in said Redemption Notice, the said New Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price; provided that if the applicable Redemption Date is an Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such New Notes on the applicable Record Date instead of the holders surrendering such New Notes for redemption on such date.
     Upon presentation of any New Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a New Note or New Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the New Notes so presented.
     Notwithstanding the foregoing, the Trustee shall not redeem any New Notes or mail any Redemption Notice during the continuance of a default in payment of Interest on the New Notes. If any New Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, continue to bear interest at the rate borne by the New Note, if any, compounded semi-annually, and such New Note shall remain convertible into Common Stock until the principal and Interest shall have been paid or duly provided for. The Company will notify all of the holders if the Company redeems any of the New Notes.

     Section 3.04. Conversion Arrangement on Call for Redemption. In connection with any redemption of New Notes, the Company may arrange for the purchase and conversion of any New Notes called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such New Notes by paying to the Trustee in trust for the Noteholders, on or prior to 11:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such New Notes, is not less than the Redemption Price of such New Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such New Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any New Notes not duly surrendered for conversion by the Noteholders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Noteholders and (notwithstanding anything to the contrary contained in Article 14) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Noteholders whose New Notes are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of New Notes. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any New Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any New Notes between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, except in the case of the Trustee’s negligence or willful misconduct.
     Section 3.05. Repurchase of New Notes by the Company at Option of Noteholders upon a Fundamental Change.
     (a) If a Fundamental Change shall occur at any time prior to Stated Maturity, each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase any or all of such holder’s New Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on the date specified in the Fundamental Change Company Notice, which date shall be no more than thirty (30) Business Days after the date of the Fundamental Change Company Notice (subject to extension to comply with applicable law) (the “Fundamental Change Repurchase Date”). The Company

shall repurchase such New Notes at a price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount thereof plus any accrued and unpaid Interest to but excluding the Fundamental Change Repurchase Date.
     (b) On or before the thirtieth (30th) day after the occurrence of a Fundamental Change, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to all holders of record on such date a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Noteholders arising as a result thereof to each Noteholder at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice of the Fundamental Change to the Trustee and Paying Agent, if other than the Trustee, at such time as it is mailed to Noteholders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice. Each Fundamental Change Company Notice shall state, among other things:
     (i) the events causing the Fundamental Change;
     (ii) the date of the Fundamental Change;
     (iii) the last date on which a holder may exercise the repurchase right;
     (iv) the Fundamental Change Repurchase Price, excluding accrued and unpaid Interest, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of Interest that will be payable with respect to the New Notes on the Fundamental Change Repurchase Date;
     (v) whether the Fundamental Change Repurchase Price will be paid in cash or shares of Common Stock;
     (vi) if shares of Common Stock will be used to pay the Fundamental Change Repurchase Price:
       (A) the method for valuing the shares of Common Stock to be delivered in connection with the repurchase; and

       (B) that Noteholders will bear the market risk with respect to the value of the shares of Common Stock to be delivered from the date the number of shares is determined;
     (vii) the Fundamental Change Repurchase Date;
     (viii) the name and address of the Paying Agent and the Conversion Agent;
     (ix) that New Notes as to which a Fundamental Change Repurchase Notice has been given by the holder may be converted only if the election has been withdrawn by the holder in accordance with the terms of this Indenture; provided that the New Notes are otherwise convertible in accordance with Section 14.01;
     (x) that the holder shall have the right to withdraw any New Notes surrendered prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or any such later time as may be required by applicable law);
     (xi) a description of the procedures which a Noteholder must follow to exercise such repurchase right or to withdraw any surrendered New Notes;
     (xii) the CUSIP, ISIN or similar number or numbers of the New Notes (if then generally in use); and
     (xiii) briefly, the conversion rights of the New Notes and whether, at the time of such notice, the New Notes are eligible for conversion.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the New Notes pursuant to this Section 3.05.
     (c) New Notes shall be repurchased pursuant to this Section 3.05 at the option of the holder upon:
     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (a “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the New Note at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (subject to extension to comply with applicable law) stating:
        (A) if certificated, the certificate numbers of the New Notes which the holder shall deliver to be repurchased;

        (B) the portion of the principal amount of the New Notes that the holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and
        (C) that such New Notes shall be repurchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the New Notes and in the Indenture; and
     (ii) delivery or book-entry transfer of the New Notes to the Trustee (or other Paying Agent appointed by the Company) simultaneously with or at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the City of Philadelphia, such delivery or transfer being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.05 only if the New Notes so delivered or transferred to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any New Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
     If the New Notes are not in certificated form, holders must provide notice of their election in accordance with the appropriate procedures of the Depositary.
     (d) The New Notes to be repurchased pursuant to this Section 3.05 shall be paid for in cash; provided that upon the occurrence of a Fundamental Change that does not result in a Termination of Trading, the New Notes to be repurchased may be paid for, at the election of the Company, in cash or Common Stock, subject to the conditions set forth in clause (e) of this Section 3.05.
     (e) If the Company elects to pay the Fundamental Change Repurchase Price in Common Stock, the number of shares of Common Stock to be paid will equal the quotient obtained by dividing (i) the Fundamental Change Repurchase Price by (ii) 98% of the average Last Reported Sale Price of the shares of Common Stock for the five consecutive Trading Day period immediately preceding the second Business Day immediately preceding the Fundamental Change Repurchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day during the five Trading Day period and ending on the Fundamental Change Repurchase Date, of any event described in Section 14.06, subject to the next succeeding paragraph. The Company shall designate, in the Fundamental Change Company Notice delivered pursuant to clause (b) of this Section 3.05, whether it will repurchase the New Notes for cash or shares of Common Stock; provided that the Company will pay cash in lieu of fractional shares of Common Stock. For purposes of determining the existence of potential fractional interests, all New Notes subject to repurchase by the Company held by a Noteholder shall be considered together (no matter how many separate certificates are to be presented). The Company may not change its election with respect to the consideration to be paid once the Company has given its Fundamental Change Company Notice to holders except as set forth below in the event of a failure to satisfy, prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date, any condition to the payment of the Fundamental Change Repurchase Price in shares of Common Stock.
     The Company shall, at least three Business Days prior to delivering the Fundamental Change Company Notice, deliver an Officers’ Certificate to the Trustee specifying:
     (i) the manner of payment selected by the Company, and
     (ii) if the Company elects to pay the Fundamental Change Repurchase Price in shares of Common Stock, that the conditions to such manner of payment set forth in this clause (e) have been or will be complied with.
     The Company’s right to exercise its election to repurchase New Notes through the issuance of shares of Common Stock shall be conditioned upon:
     (i) the Company’s giving a timely Fundamental Change Company Notice containing an election to purchase all or a specified percentage of the New Notes with shares of Common Stock as provided herein;
     (ii) the registration of such shares of Common Stock under the Securities Act and, if required, the Exchange Act;
     (iii) the listing of such shares of Common Stock on a United States national securities exchange or the quotation of such shares of Common Stock in an inter-dealer quotation system of any registered United States national securities association, in each case, if the Common Stock is then listed on a national securities exchange or quoted in an inter-dealer quotation system;
     (iv) any necessary qualification or registration of such shares of Common Stock under applicable state securities laws or the availability of an exemption from such qualification and registration; and

     (v) the receipt by the Trustee of an (i) Officers’ Certificate stating that the terms of the issuance of the shares of Common Stock are in conformity with this Indenture, (ii) an Opinion of Counsel to the effect that the shares of Common Stock to be issued by the Company in payment of the Fundamental Change Repurchase Price in respect of the New Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Fundamental Change Repurchase Price in respect of the New Notes, will be validly issued, fully paid and non-assessable and (iii) an Officers’ Certificate, stating that the conditions to the issuance of the shares of Common Stock have been satisfied.
     Such Officers’ Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of New Notes and the Last Reported Sale Price of a share of Common Stock on each Trading Day during the period commencing on the fifth Trading Day immediately preceding but ending on the second Business Day prior to the applicable Fundamental Change Repurchase Date. If the foregoing conditions are not satisfied prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date and the Company has elected to repurchase the New Notes through the issuance of shares of Common Stock, the Company shall pay the entire Fundamental Change Repurchase Price of the New Notes in cash.
     Promptly after determination of the actual number of shares of Common Stock to be issued upon repurchase of New Notes, the Company shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company’s web site or through such other public medium as the Company may use at that time.
     All shares of Common Stock delivered upon repurchase of the New Notes shall be duly authorized, validly issued, fully paid and non-assessable.
     If a holder of a repurchased New Note is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the holder shall pay any such tax which is due because the holder requests the Common Stock to be issued in a name other than the holder’s name. The Trustee (or other paying agent appointed by the Company) may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until the Trustee (or other paying agent appointed by the Company) receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the holder’s name. Nothing herein shall preclude any income tax withholding required by law or regulations.

     Section 3.06. Repurchase of New Notes by the Company at Option of Holders on Specified Dates. On each of March 15, 2009, March 15, 2014, March 15, 2019, March 15, 2024 and March 15, 2029 (each, a “Company Repurchase Date”), each holder shall have the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s New Notes, or any portion of the principal amount thereof that is an integral multiple of $1,000. The Company shall repurchase such New Notes at a price (the “Company Repurchase Price”) equal to 100% of the principal amount thereof plus any accrued and unpaid Interest to but excluding the Company Repurchase Date.
     (a) On or before the twentieth (20th) Business Day prior to each Company Repurchase Date, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to all holders of record on such date a notice (the “Company Repurchase Notice”) at its last address as the same appears on the Note Register, and to beneficial owners as required by applicable law; provided that if the Company shall give such notice, it shall also give written notice to the Trustee and Paying Agent, if other than the Trustee, at such time as it is mailed to Noteholders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Each Company Repurchase Notice shall state, among other things:
     (i) the Company Repurchase Price, excluding accrued and unpaid Interest, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of Interest that will be payable with respect to the New Notes on the Company Repurchase Date;
     (ii) the Company Repurchase Date;
     (iii) the last date on which a holder may exercise the repurchase right;
     (iv) the name and address of the Paying Agent and the Conversion Agent;
     (v) that New Notes as to which a Company Repurchase Election has been given by the holder may be converted only if the election has been withdrawn by the holder in accordance with the terms of this Indenture; provided that the New Notes are otherwise convertible in accordance with Section 14.01;

     (vi) that the holder shall have the right to withdraw any New Notes surrendered prior to the close of business on the Business Day immediately preceding the Company Repurchase Date (or any such later time as may be required by applicable law);
     (vii) a description of the procedures which a Noteholder must follow to exercise such repurchase right or to withdraw any surrendered New Notes;
     (viii) the CUSIP, ISIN or similar number or numbers of the New Notes (if then generally in use); and
     (ix) briefly, the conversion rights of the New Notes and whether, at the time of such notice, the New Notes are eligible for conversion.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the New Notes pursuant to this Section 3.06.
     (b) New Notes shall be repurchased pursuant to this Section 3.06 at the option of the holder upon:
     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (a “Company Repurchase Election”) in the form set forth on the reverse of the New Note at any time from the opening of business on the twentieth (20th) Business Day preceding the Company Repurchase Date until the close of business on the Business Day immediately preceding the Company Repurchase Date stating:
        (A) if certificated, the certificate numbers of the New Notes which the holder shall deliver to be repurchased;
        (B) the portion of the principal amount of the New Notes that the holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and
        (C) that such New Notes shall be repurchased as of the Company Repurchase Date pursuant to the terms and conditions specified in the New Notes and in the Indenture; and
     (ii) delivery or book-entry transfer of the New Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Company Repurchase Election (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the City of Philadelphia, such delivery or transfer being a condition to receipt by the holder of the Company Repurchase Price therefor; provided that such Company Repurchase Price shall be so paid pursuant to this Section 3.06 only if the New Notes so delivered or transferred to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Company Repurchase Election. All questions as to the validity, eligibility (including time of receipt) and acceptance of any New Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
     If the New Notes are not in certificated form, holders must provide notice of their election in accordance with the appropriate procedures of the Depositary.
     Section 3.07. [Reserved].
     Section 3.08. Conditions and Procedures for Repurchase at Option of Holders.
     (a) The Company shall repurchase from the holder thereof, pursuant to Section 3.05 or Section 3.06, a portion of a New Note, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of a New Note also apply to the repurchase of any portion of such New Note. Upon presentation of any New Note repurchased in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new New Note or New Notes, of any authorized denomination, in aggregate principal amount equal to the portion of the New Notes presented not repurchased.
     (b) On or prior to a Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of money or Common Stock, if permitted hereunder, sufficient to repurchase on the Repurchase Date all the New Notes or portions thereof to be repurchased on such date at the Repurchase Price; provided that if such deposit is made on the Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 11:00 a.m., New York City time, on such date.
     If the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, if it or such Affiliate is acting as the Paying Agent, holds money or Common Stock, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all the New Notes or portions thereof that are to be repurchased on the Repurchase Date, then, on and after the Business Day following such date (i) such New Notes will cease to be outstanding, (ii) Interest on such New Notes will cease to accrue (whether or not book-entry transfer of the New Notes has been made or the New Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the holders of such New Notes will terminate (other than the right to receive the Repurchase Price upon transfer or delivery of the New Notes).
     (c) Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of a Repurchase Election, the holder of the New Note in respect of which such Repurchase Election was given shall (unless such notice is validly withdrawn) thereafter be entitled to receive solely the Repurchase Price with respect to such New Note. Such Repurchase Price shall be paid to such holder, subject to receipt of funds and/or New Notes by the Trustee (or other Paying Agent appointed by the Company), promptly (but in no event more than five (5) Business Days) following the later of (x) the Repurchase Date with respect to such New Note (provided the holder has satisfied the conditions in Section 3.05(c) or Section 3.06(b), as applicable) and (y) the time of book-entry transfer or delivery of such New Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 3.06(a) or Section 3.06(b), as applicable. New Notes in respect of which a Repurchase Election has been given by the holder thereof may not be converted pursuant to Article 14 hereof on or after the date of the delivery of such Repurchase Election unless such notice has first been validly withdrawn.
     (d) Notwithstanding anything herein to the contrary, any holder delivering to the office of the Trustee (or other Paying Agent appointed by the Company) a Repurchase Election shall have the right to withdraw such election, in whole or in part, at any time prior to the close of business on the Business Day preceding the Repurchase Date (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) specifying:
     (i) the principal amount of the New Note with respect to which such notice of withdrawal is being submitted,
     (ii) the certificate number, if any, of the New Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the New Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note, and
     (iii) the principal amount, if any, of such New Note which remains subject to the original Repurchase Election and which has been or will be delivered for repurchase by the Company.
     If the New Notes are not in certificated form, holders must provide notice of their withdrawal in accordance with the appropriate procedures of the Depositary.

     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Election or written notice of withdrawal thereof.
     If a Repurchase Election is given and then withdrawn pursuant to this Section 3.08(d) the Company shall have no obligation to purchase the New Notes listed in such Repurchase Election.
     (e) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of New Notes in the event of a Fundamental Change or on any Company Repurchase Date. If then required by applicable rules, the Company will file a Schedule TO or any other schedule required in connection with any offer by the Company to repurchase New Notes.
     (f) There shall be no repurchase of any New Notes pursuant to Section 3.05 or Section 3.06 if there has occurred at any time prior to, and is continuing on, the Repurchase Date an Event of Default (other than an Event of Default that is cured by the payment of the Repurchase Price with respect to such New Notes). The Paying Agent will promptly return to the respective holders thereof any New Notes (x) with respect to which a Repurchase Election has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such New Notes) in which case, upon such return, the Repurchase Election with respect thereto shall be deemed to have been withdrawn.
     (g) The Trustee (or other Paying Agent appointed by the Company) shall return to the Company any cash that remains unclaimed as provided in Section 12.03, together with interest, if any, thereon, held by them for the payment of the Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.08(b) exceeds the aggregate Repurchase Price of the New Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon.
     (h) In the case of a reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance to which Section 14.07 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive cash, securities or other property, which includes shares of Common Stock of the Company or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such cash, securities or other property (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of the New Notes to cause the Company to repurchase the New Notes following a Fundamental Change, including without limitation the applicable provisions of this Article 3 and the definition of Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company (in lieu of the Company).
ARTICLE 4
Particular Covenants of the Company and the Guarantor
     Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (including any Redemption Price or Repurchase Price pursuant to Article 3) and Interest on each of the New Notes at the places, at the respective times and in the manner provided herein and in the New Notes.
     Section 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where the New Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the New Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
     The Company may also from time to time designate co-registrars and one or more offices or agencies where the New Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the Trustee as Paying Agent, Note Registrar, Custodian, Bid Solicitation Agent and Conversion Agent, and each of the Corporate Trust Office and the office of agency of the Trustee in the City of Philadelphia shall be considered as one such office or agency of the Company for each of the aforesaid purposes.
     So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.10 and the third paragraph of Section 7.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of New Notes it can identify from its records.
     Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 4.04. Provisions as to Paying Agent.
     (a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
     (i) that it will hold all sums held by it as such agent for the payment of the principal of or Interest on the New Notes (whether such sums have been paid to it by the Company or by any other obligor on the New Notes) in trust for the benefit of the holders of the New Notes;
     (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the New Notes) to make any payment of the principal of or Interest on the New Notes when the same shall be due and payable; and
     (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, on or before each due date of the principal of or Interest on the New Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or Interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action;

provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or Interest on the New Notes, set aside, segregate and hold in trust for the benefit of the holders of the New Notes a sum sufficient to pay such principal or Interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the New Notes) to make any payment of the principal of or Interest on the New Notes when the same shall become due and payable.
     (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
     (d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 12.02 and Section 12.03.
     The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.
     Section 4.05. Existence. Subject to Article 11, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders.
     Section 4.06. [Reserved]
     Section 4.07. Stay, Extension and Usury Laws. The Company and the Guarantor covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of or Interest on the New Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company and the Guarantor (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 4.08. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (which fiscal year of the Company is presently the twelve calendar months ending December 31), a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.
     The Company shall deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.
     Any notice required to be given under this Section 4.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.
     Section 4.09. [Reserved].
     Section 4.10. [Reserved].
     Section 4.11. Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount (including daily rates and accrual periods) accrued on outstanding New Notes as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be required under the Internal Revenue Code of 1986, as amended from time to time, or the Treasury regulations promulgated thereunder.

ARTICLE 5
Noteholders’ Lists and Reports by the Company and the Trustee
     Section 5.01. Noteholders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each March 1 and September 1 in each year beginning with September 1, 2007, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of New Notes as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Note Registrar.
     Section 5.02. Preservation and Disclosure of Lists.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of New Notes contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar or co-registrar in respect of the New Notes, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.
     (b) The rights of Noteholders to communicate with other holders of New Notes with respect to their rights under this Indenture or under the New Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of New Notes made pursuant to the Trust Indenture Act.
     Section 5.03. Reports by Trustee.
     (a) Within sixty (60) days after March 15 of each year commencing with the year 2007, the Trustee shall transmit to holders of New Notes such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act, the Trustee shall be under no duty or obligation to provide such reports.

     (b) A copy of such report shall, at the time of such transmission to holders of New Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the New Notes are listed and with the Company. The Company will promptly notify the Trustee in writing when the New Notes are listed on any stock exchange or automated quotation system or delisted therefrom.
     Section 5.04. Reports by Company. The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and transmit to holders of New Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the New Notes are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
ARTICLE 6
Remedies of the Trustee and Noteholders on an Event of Default
     Section 6.01. Events of Default. In case one or more of the following events (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:
     (a) default in the payment of the principal of any of the New Notes as and when the same shall become due and payable either at Stated Maturity or otherwise; or
     (b) default in the payment of any installment of Interest upon any of the New Notes as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; or

     (c) failure to provide notice of the occurrence of a Fundamental Change on a timely basis as required by Section 3.05; or
     (d) default in the Company’s obligation to convert the New Notes into Common Stock or cash upon the exercise of a holder’s rights pursuant to Article 14 and continuation of such default for a period of ten (10) days; or
     (e) default in the Company’s obligation to repurchase the New Notes at the option of a holder upon a Fundamental Change pursuant to Section 3.05 or on specified dates pursuant to Section 3.06; or
     (f) default in the Company’s obligation to redeem the New Notes after it has exercised its option to redeem; or
     (g) the assertion in writing by the Guarantor or by the Company that the Guarantee is not in full force and effect; or
     (h) failure on the part of the Company or the Guarantor duly to observe or perform any other of the covenants or agreements on the part of the Company or the Guarantor in the New Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with) continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company or the Guarantor to remedy the same, shall have been given to the Company or the Guarantor by the Trustee, or to the Company or the Guarantor and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the New Notes at the time outstanding determined in accordance with Section 8.04; or
     (i) default with respect to the Company’s or any of its Significant Subsidiaries’ Indebtedness having a principal amount then outstanding, individually or in the aggregate, of at least $25.0 million, whether such Indebtedness now exists or is hereafter incurred, which default or defaults:
     (i) shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled within 60 days after the date of such acceleration; or
     (ii) shall constitute the failure to pay such Indebtedness at the final stated maturity thereof (after expiration of any applicable grace period); or
     (j) rendering of any final judgment or judgments for the payment of money in excess of $25.0 million against the Company that is not discharged for any period of sixty (60) consecutive days during which a stay of enforcement shall not be in effect; or
     (k) commencement by the Company of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, or consent by the Company to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company or general assignment by the Company for the benefit of creditors, or failure of the Company generally to pay its debts as they become due; or
     (l) commencement of an involuntary case or other proceeding against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty(60) consecutive days;
     then, and in each and every such case (other than an Event of Default specified in Section 6.01(k) or 6.01(l), unless the principal of all of the New Notes shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the New Notes then outstanding hereunder determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of all the New Notes and any Interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the New Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 6.01(k) or Section 6.01(l) occurs, the principal of all the New Notes and any Interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the New Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of Interest upon all New Notes and the principal of any and all New Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of Interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the New Notes, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 7.06, and if any and all defaults under this Indenture, other than the nonpayment of principal of and accrued Interest on New Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 6.07, then and in every such case the holders of a majority in aggregate principal amount of the New Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.
     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of New Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of New Notes, and the Trustee shall continue as though no such proceeding had been taken.
     Section 6.02. Payments of New Notes on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of Interest upon any of the New Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of any of the New Notes as and when the same shall have become due and payable, whether at maturity of the New Notes or in connection with any redemption, repurchase, acceleration, declaration or otherwise, then, upon demand of the Trustee, the Company, or the Guarantor, in accordance with Article 15, will pay to the Trustee, for the benefit of the holders of the New Notes, the whole amount that then shall have become due and payable on all such New Notes for principal or Interest, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of Interest at the rate borne by the New Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 7.06. Until such demand by the Trustee, the Company may pay the principal of and Interest on the New Notes to the registered holders, whether or not the New Notes are overdue.
     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the New Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the New Notes wherever situated the monies adjudged or decreed to be payable.
     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the New Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company, or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the New Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the New Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and Interest owing and unpaid in respect of the New Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company, or any other obligor on the New Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and unless prohibited by law or applicable regulations. Any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the New Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

     All rights of action and of asserting claims under this Indenture, or under any of the New Notes, may be enforced by the Trustee without the possession of any of the New Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the New Notes.
     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the New Notes, and it shall not be necessary to make any holders of the New Notes parties to any such proceedings.
     Section 6.03. Application of Monies Collected by Trustee. Any monies or other property collected by the Trustee pursuant to this Article 6, or any monies or other property otherwise distributable in respect of the Company’s obligations under this Indenture, shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several New Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
     FIRST: To the payment of all amounts due the Trustee (including any predecessor Trustee) under Section 7.06;
     SECOND: In case the principal of the outstanding New Notes shall not have become due and be unpaid, to the payment of Interest on the New Notes in default in the order of the maturity of the installments of such Interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of Interest at the rate borne by the New Notes, such payments to be made ratably to the Persons entitled thereto;
     THIRD: In case the principal of the outstanding New Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the New Notes for principal and Interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of Interest at the rate borne by the New Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the New Notes, then to the payment of such principal and Interest without preference or priority of principal over Interest, or of Interest over principal, or of any installment of Interest over any other installment of Interest, or of any New Note over any other New Note, ratably to the aggregate of such principal and accrued and unpaid Interest; and

     FOURTH: To the payment of the remainder, if any, to the Company, the Guarantor, or any other Person lawfully entitled thereto.
     Section 6.04. Proceedings by Noteholder. No holder of any New Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the New Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and holder of every New Note with every other taker and holder and the Trustee, that no one or more holders of New Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of New Notes (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     Notwithstanding any other provision of this Indenture and any provision of any New Note, the right of any holder of any New Note to receive payment of the principal of (including any Redemption Price or Repurchase Price pursuant to Article 3) and accrued Interest on such New Note on or after the respective due dates expressed in such New Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company or any Guarantor, shall not be impaired or affected without the consent of such holder.
     Anything in this Indenture or the New Notes to the contrary notwithstanding, the holder of any New Note, without the consent of either the Trustee or the holder of any other New Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

     Section 6.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     Section 6.06. Remedies Cumulative and Continuing. Except as provided in Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the New Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the New Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.
     Section 6.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. Upon provision of indemnity reasonably satisfactory to the Trustee, the holders of a majority in aggregate principal amount of the New Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction and (c) the Trustee may decline to take any action that would benefit some Noteholders to the detriment of other Noteholders. The holders of a majority in aggregate principal amount of the New Notes at the time outstanding determined in accordance with Section 8.04 may, on behalf of the holders of all of the New Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of Interest on, or the principal of, the New Notes, (ii) a failure by the Company to convert any New Notes into Common Stock or cash, (iii) a default in the payment of the Redemption Price pursuant to Section 3.03, (iv) a default in the payment of the Fundamental Change Repurchase Price pursuant to Section 3.05 or Company Repurchase Price pursuant to Section 3.06 or (v) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the holders of each or all New Notes then outstanding or affected thereby. Upon any such waiver, the Company, the Guarantor, the Trustee and the holders of the New Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said default or Event of Default shall for all purposes of the New Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
     Section 6.08. Notice of Defaults. The Trustee shall, within ninety (90) days after a Responsible Officer of the Trustee has knowledge of the occurrence of a default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note Register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of or Interest on any of the New Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders. For the purpose of this Section 6.08, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.
     Section 6.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any New Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the New Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or Interest on any New Note on or after the due date expressed in such New Note or to any suit for the enforcement of the right to convert any New Note in accordance with the provisions of Article 14.

ARTICLE 7
The Trustee
     Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:
     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and
     (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the New Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

     (d) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the New Notes; and
     (e) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.
     The Trustee shall not be deemed to have knowledge or notice of any default (as defined in Section 6.08) or Event of Default hereunder unless a Responsible Officer of the Trustee shall have received at the Corporate Trust Office written notice of such default or Event of Default from the Company or the holders of at least 10% in aggregate principal amount of the New Notes and such notice refers to such default or Event of Default, the New Notes and the Indenture.
     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
     Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.
     Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:
     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Company or any Guarantor mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution or Member Action may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company or Guarantor, as the case may be;

     (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;
     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, New Note or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or the Guarantor, personally or by agent or attorney;
     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.
     (g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
     (i) the Trustee may request that the Company or the Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate including any person specified as so authorized in any such certificate previously delivered and not superseded; and
     (j) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action which it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
     Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the New Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company and the Guarantor, as the case may be, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the New Notes. The Trustee shall not be accountable for the use or application by the Company of any New Notes or the proceeds of any New Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
     Section 7.04. Trustee, Paying Agents, Bid Solicitation Agents, Conversion Agents or Registrar May Own New Notes. The Trustee, any Paying Agent, any Bid Solicitation Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of New Notes with the same rights it would have if it were not Trustee, Paying Agent, Bid Solicitation Agent, Conversion Agent or Note Registrar.
     Section 7.05. Monies to be Held in Trust. Subject to the provisions of Section 12.03, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.
     The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.
     Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses (including reasonable attorneys’ fees and expenses) of defending themselves against any claim (whether asserted by the Company, the Guarantor, any holder or any other Person) of liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses (including reasonable attorneys’ fees and expenses), disbursements and advances shall be secured by a lien prior to that of the New Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular New Notes. The obligation of the Company under this Section 7.06 shall survive the resignation or removal of the Trustee and the satisfaction and discharge or termination of this Indenture.
     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(k) or Section 6.01(l) with respect to the Company, the Guarantor or any Significant Subsidiary occurs, the expenses (including reasonable attorneys’ fees and expenses) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
     Section 7.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.
     Section 7.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 7.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 7.10. Resignation or Removal of Trustee.
     (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of New Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Noteholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Noteholder who has been a bona fide holder of a New Note or New Notes for at least six (6) months may, subject to the provisions of Section 6.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any of the following shall occur:
     (i) the Trustee shall fail to comply with Section 7.08 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a New Note or New Notes for at least six (6) months; or
     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or
     (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.09, any Noteholder who has been a bona fide holder of a New Note or New Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Noteholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The holders of a majority in aggregate principal amount of the New Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Noteholder, or if such Trustee so removed or any Noteholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 7.10 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.
     Section 7.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company, to the Guarantor, and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company and the Guarantor shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular New Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.
     No successor trustee shall accept appointment as provided in this Section 7.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 7.08 and be eligible under the provisions of Section 7.09.
     Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of New Notes at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
     Section 7.12. Succession by Merger. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any Person succeeding to all or substantially all of the corporate trust business of the Trustee, such Person shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the New Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such New Notes so authenticated; and in case at that time any of the New Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such New Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the New Notes or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate New Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 7.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the New

Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company or the Guarantor (or any such other obligor).
ARTICLE 8
The Noteholders
     Section 8.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the New Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of New Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the New Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the Record Date for determining holders entitled to take such action. The Record Date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.
     Section 8.02. Proof of Execution by Noteholders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of New Notes shall be proved by the registry of such New Notes or by a certificate of the Note Registrar.
     The record of any Noteholders’ meeting shall be proved in the manner provided in Section 9.06.
     Section 8.03. Who Are Deemed Absolute Owners. The Company, the Guarantor, the Trustee, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name such New Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such New Note (whether or not such New Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and Interest on such New Note, for conversion of such New Note and for all other purposes; and neither the Company, nor the Guarantor, nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such New Note.
     Section 8.04. Company-owned New Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of New Notes have concurred in any direction, consent, waiver or other action under this Indenture, New Notes which are owned by the Company, the Guarantor or any other obligor on the New Notes or any Affiliate of the Company, the Guarantor or any other obligor on the New Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only New Notes which a Responsible Officer knows are so owned shall be so disregarded. New Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such New Notes and that the pledgee is not the Company, any other obligor on the New Notes or any Affiliate of the Company, the Guarantor or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company or any Guarantor shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all New Notes, if any, known by the Company or any Guarantor, as the case may be, to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all New Notes not listed therein are outstanding for the purpose of any such determination.
     Section 8.05. Revocation of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the New Notes specified in this Indenture in connection with such action, any holder of a New Note which is shown by the evidence to be included in the New Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such New Note. Except as aforesaid, any such action taken by the holder of any New Note shall be conclusive and binding upon such holder and upon all future holders and owners of such New Note and of any New Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such New Note or any New Note issued in exchange or substitution therefor.

ARTICLE 9
Meetings of Noteholders
     Section 9.01. Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:
     (a) to give any notice to the Company, the Guarantor or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 6;
     (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;
     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or
     (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the New Notes under any other provision of this Indenture or under applicable law.
     Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any Record Date pursuant to Section 8.01, shall be mailed to holders of New Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed by the Trustee to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.
     Any meeting of Noteholders shall be valid without notice if the holders of all New Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all New Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
     Section 9.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the New Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.
     Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more New Notes on the Record Date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more New Notes on the Record Date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
     Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of New Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 9.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the New Notes represented at the meeting and entitled to vote at the meeting.
     Subject to the provisions of Section 8.04, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of New Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any New Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of New Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of New Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

     Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of New Notes or of their representatives by proxy and the outstanding principal amount of the New Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amount of the New Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
     Any record so signed and verified shall be conclusive evidence of the matters therein stated.
     Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the New Notes.
ARTICLE 10
Supplemental Indentures
     Section 10.01. Supplemental Indentures Without Consent of Noteholders. The Company and the Guarantor, when authorized by a Board Resolution or a Member Action, as applicable, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
     (a) to make provision with respect to the conversion rights of the holders of New Notes pursuant to the requirements of Section 14.07 or the repurchase obligations of the Company pursuant to the requirements of Section 3.08(h).

     (b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the New Notes, any property or assets;
     (c) to evidence the assumption by a successor Person of the obligations of the Company or the Guarantor pursuant to Article 11;
     (d) to add to the Events of Default and covenants of the Company or the Guarantor such further Events of Default and covenants for the benefit of the holders of New Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth or to surrender any power conferred upon the Company or any Guarantor; provided that in respect of any such additional covenant such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;
     (e) to establish the forms or terms of the New Notes;
     (f) to cure any ambiguity or correct any error in this Indenture;
     (g) to evidence the acceptance of appointment hereunder by a successor Trustee with respect to the New Notes;
     (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to qualify or maintain the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted;
     (i) to increase the Conversion Rate;
     (j) to facilitate the discharge of the New Notes;
     (k) to facilitate the registration of the New Notes; or
     (l) to make other changes to the Indenture or forms or terms of the New Notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Noteholders.
     Upon the written request of the Company and the Guarantor accompanied by a copy of each Board Resolution and Member Action authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company, the Guarantor, and the Trustee without the consent of the holders of any of the New Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.
     Section 10.02. Supplemental Indenture with Consent of Noteholders. With the consent (evidenced as provided in Article 8) of the holders of at least a majority in aggregate principal amount of the New Notes at the time outstanding, the Company and the Guarantor, when authorized by Board Resolution and Member Action, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the New Notes; provided that no such supplemental indenture shall (A) extend the Stated Maturity of any New Note, or (B) reduce the rate or extend the time for payment of Interest thereon, or (C) reduce the principal amount thereof, or (D) reduce any amount payable on redemption or repurchase thereof, or (E) impair the right of any Noteholder to institute suit for the payment thereof, or (F) make the principal thereof or Interest thereon payable in any coin or currency other than that provided in the New Notes, or (G) affect the obligation of the Company to redeem any New Note on a Redemption Date in a manner adverse to the holders of New Notes, or (H) affect the obligation of the Company to repurchase any New Note upon the happening of a Fundamental Change in a manner adverse to the holders of New Notes, or (I) affect the obligation of the Company to repurchase any New Note on a Company Repurchase Date in a manner adverse to the holders of New Notes, or (J) impair the right to convert the New Notes into Common Stock subject to the terms set forth herein, including Section 14.07, or (K) reduce the number of shares of Common Stock, the amount of cash or the amount of other property receivable upon conversion, in each case, without the consent of the holder of each New Note so affected, or (L) modify any of the provisions of this Section 10.02 or Section 6.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each New Note so affected, or (M) reduce the quorum or voting requirements set forth in Article 9 or (N) reduce the aforesaid percentage of New Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all New Notes then outstanding.
     Upon the written request of the Company and the, accompanied by a copy of each Board Resolution and Member Action authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
     It shall not be necessary for the consent of the Noteholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     Section 10.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 10 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 10.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantor and the holders of New Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 10.04. Notation on New Notes. New Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, New Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 18.13) and delivered in exchange for the New Notes then outstanding, upon surrender of such New Notes then outstanding.

     Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers’ Certificate of the Company and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is otherwise authorized or permitted by this Indenture.
ARTICLE 11
Consolidation, Merger, Sale, Conveyance and Lease
     Section 11.01. Company or Guarantor May Consolidate on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company or any of its successors be a party or parties to successive consolidations or mergers, nor shall the Company sell, convey, transfer or lease the property and assets of the Company substantially as an entirety, to any other Person (whether or not affiliated with the Company), unless: (i) the Company is the surviving Person, or the resulting, surviving or transferee Person, if other than the Company is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and Interest on all of the New Notes, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 14.07; and (iii) immediately after giving effect to the transaction described above, no Event of Default, and no event which, after notice or passage of time or both, would become an Event of Default, shall have happened and be continuing.
     Section 11.02. Successor to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and Interest on all of the New Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name, or in the name of the Company, any or all of the New Notes issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any New Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any New Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the New Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the New Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such New Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the Person named as the “Company”, in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 11 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the New Notes and from its obligations under this Indenture.
     In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the New Notes thereafter to be issued as may be appropriate.
     Section 11.03. Opinion of Counsel to Be Given Trustee. The Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 11.
ARTICLE 12
Satisfaction and Discharge of Indenture
     Section 12.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all New Notes theretofore authenticated (other than any New Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other New Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the New Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable and the Company shall deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04), in trust, funds sufficient to pay all amounts due and owing on New Notes (other than any New Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other New Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company (including Common Stock, as applicable), then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of New Notes, (ii) rights hereunder of Noteholders to receive payments of principal of and Interest on the New Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder, including those pursuant to Section 7.06), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 18.06 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the New Notes.
     Section 12.02. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the New Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
     Section 12.03. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or Interest on New Notes and not applied but remaining unclaimed by the holders of New Notes for two years after the date upon which the principal of or Interest on such New Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the New Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.
ARTICLE 13
Immunity of Incorporators, Shareholders, Members, Officers and Directors
     Section 13.01. Indenture, New Notes and Guarantee Solely Corporate or Limited Liability Company Obligations, as the Case May Be. No recourse for the payment of the principal of or Interest on any New Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in this Indenture or in any supplemental indenture or in any New Note, or because of the creation of any Indebtedness represented thereby, or for any of the obligations of the Guarantor under the Guarantee, shall be had against any incorporator, shareholder, member, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company, the Guarantor, or of any successor corporation or limited liability company, either directly or through the Company, the Guarantor or any successor corporation or limited liability company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture, the issue of the New Notes, and the issue of the Guarantee.
ARTICLE 14
Conversion of New Notes
     Section 14.01. Right to Convert.
     (a) Subject to and upon compliance with the provisions of this Indenture including Section 14.03 hereof, prior to March 15, 2034, the holder of any New Note shall have the right, at such holder’s option, to convert the principal amount of the New Note, or any portion of such principal amount which is an integral multiple of $1,000 at the Conversion Rate in effect at such time, by surrender of the New Note so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 14.01 and in the manner provided in Section 14.02. Settlement of conversions in cash or shares of Common Stock, or a combination thereof, shall be made as set forth in Section 14.03 hereof. The New Notes shall be convertible only during the following periods upon the occurrence of one of the following events:
     (i) during any calendar quarter commencing after the quarter ended March 31, 2007 and before the Business Day immediately prior to the Stated Maturity (and only during such calendar quarter) if the Last Reported Sale Price for the Common Stock for at least twenty (20) Trading Days during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the previous calendar quarter is greater than or equal to 120% of the Conversion Price on such last Trading Day;
     (ii) in the event that the Company calls any or all of the New Notes for redemption, at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date (unless the Company fails to pay the Redemption Price); provided that only those

New Notes that are called for redemption may be converted following such an event;
     (iii) during the five (5) consecutive Business Day period after any five (5) consecutive Trading Day period in which the Trading Price per New Note, as determined following a request by a holder in accordance with the procedures described below, for each day of that period was less than 98% of the product of the Conversion Rate and the Last Reported Sale Price of the Common Stock such day (the “98% Trading Exception”); provided, however, that if on the date of any conversion pursuant to the 98% Trading Exception that is on or after March 15, 2029, the Last Reported Sale Price of the Common Stock on the Trading Day immediately prior to the Conversion Date is greater than 100% of the Conversion Price, then Noteholders surrendering New Notes for conversion will receive, in lieu of shares of Common Stock based on the Conversion Rate, shares of Common Stock with a value equal to the principal amount of New Notes being converted (a “Principal Value Conversion”). Shares of Common Stock delivered upon a Principal Value Conversion will be valued at the greater of the effective Conversion Price as of the eighth day prior to the Conversion Date and the Last Reported Sale Price as of the Conversion Date and will be delivered no later than the third Business Day following the determination of the Last Reported Sale Price; or
     (iv) as provided in Section (b) of this Section 14.01.
     In connection with any conversion pursuant to (iii), the Trustee shall have no obligation to obtain the bids necessary for the Company to determine the Trading Price of the New Notes unless the Company has requested it to do so, and the Company shall have no obligation to make such request unless a holder provides the Company with reasonable evidence that the Trading Price per New Note is less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. At such time, the Company will instruct the Trustee to obtain the bids (in the manner described in the definition of Trading Price) beginning on the next Trading Day and on each successive Trading Day until the Trading Price per New Note is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.
     The Company or its designated agent shall determine on a daily basis during the time period specified in Section 14.01(a)(i) and (iii) whether the New Notes shall be convertible as a result of the occurrence of an event specified in clause (i) or (iii) above and, if the New Notes shall be so convertible, the Company shall promptly deliver to the Trustee (or other Conversion Agent appointed by the Company) written notice thereof. Whenever the New Notes shall become convertible pursuant to this Section 14.01, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the holders of the event triggering such convertibility in the manner provided in Section 18.03, and the Company shall also publicly announce such information by publication on the Company’s Web site or through such other public medium as it may use at such time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.
     The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee’s duties and obligations pursuant to Section 14.01 hereof, and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 14.01; provided, however, that nothing herein shall be construed to relieve the Trustee of its duties pursuant to Section 14.01 hereof.
     (b) In addition, if:
     (i) the Company distributes to all holders of Common Stock rights or warrants entitling them to subscribe for or purchase (for a period expiring within 45 days of the date of the distribution) shares of Common Stock at less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of the distribution, or (B) the Company distributes to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Board of Directors of the Company and set forth in a Board Resolution exceeding 5% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the New Notes may be surrendered for conversion at any time on and after the date that the Company gives notice to the holders of such distribution, which shall be not less than 20 Business Days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the Ex-Dividend Date or the date the Company publicly announces that such distribution will not take place; provided that no holder may exercise this right to convert if the holder will otherwise participate in such distribution without conversion;
     (ii) the Company consolidates with or merges with or into another Person or is a party to a binding share exchange, in each case pursuant to which the Common Stock is converted into cash or property other than securities, then the New Notes may be surrendered for conversion at any time from and after the date which is fifteen (15) days prior to the anticipated effective date of the transaction until and including the date which is fifteen (15) days after the actual effective date of the transaction. The Board of Directors of the Company shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the holders and shall be publicly announced by the Company by publication on its Web site or through such other public medium as it may use at that time not later than two (2) Business Days prior to the 15th day prior to the anticipated effective date of the transaction. If New Notes are not surrendered pursuant to this paragraph for conversion, at the effective time of the transaction, the right to convert the New Notes into Common Stock will be changed into a right to convert the New Notes into the kind and amount of, cash, securities or other property that a Noteholder would have received if such holder had converted such holder’s New Notes immediately prior to the applicable Record Date for such transaction.
     (c) A New Note in respect of which a holder is electing to exercise its option to require repurchase upon a Fundamental Change pursuant to Section 3.05 or repurchase pursuant to Section 3.06 may be converted only if such holder withdraws its election in accordance with Section 3.08(d). A Noteholder is not entitled to any rights of a holder of Common Stock until such holder has converted his New Notes to Common Stock, and only to the extent such New Notes are deemed to have been converted to Common Stock under this Article 14.
     Section 14.02. Exercise of Conversion Privilege; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege with respect to any New Note in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such holder, the Corporate Trust Office, such New Note with the original or facsimile of the form entitled “Form of Notice of Conversion” on the reverse thereof, duly completed and manually signed, together with the appropriate endorsements and transfer documents, and accompanied by the funds, if any, required by this Section 14.02. Such notice (a “Notice of Conversion”) shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion, if any, shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 14.08.
     In order to exercise the conversion privilege with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion

Agent, and pay the funds, if any, required by this Section 14.02 and any transfer taxes if required pursuant to Section 14.08.
     As promptly as practicable after satisfaction of the requirements for conversion set forth above, but no later than the fifth Business Day following receipt by the Company of a Notice of Conversion, subject to Section 14.03 and subject also to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the New Note or New Notes (or portion thereof) so converted), the Company shall issue and shall deliver, or cause the Conversion Agent to deliver, to such Noteholder at the office or agency maintained by the Company for such purpose pursuant to Section 4.02, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such New Note or portion thereof, if any, as determined by the Company in accordance with the provisions of this Article 14 and a check or cash in respect of any cash amounts due upon conversion, calculated by the Company as provided in Section 14.03. In case any New Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the New Note so surrendered, without charge to him, a New Note or New Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered New Note.
     Each conversion shall be deemed to have been effected as to any such New Note (or portion thereof) on the date on which the requirements set forth above in this Section 14.02 have been satisfied as to such New Note (or portion thereof) (such date, the “Conversion Date”), and the Person in whose name any certificate or certificates for shares of Common Stock, if any, shall be issuable upon such conversion shall be deemed to have become immediately prior to the close of business on said date the holder of record of the shares represented thereby.
     Any New Note or portion thereof surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the immediately following Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Regular Record Date and prior to the next Interest Payment Date, (2) if the Company has specified a Repurchase Date following a Fundamental Change that is after a Regular Record Date and on or prior to the next Interest Payment Date or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such New Note. Except as provided above in this Section 14.02, no payment or other adjustment shall be made for Interest accrued on any New Note converted or for dividends on any shares issued upon the conversion of such New Note as provided in this Article 14.
     Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Company), or the Custodian at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of New Notes effected through any Conversion Agent other than the Trustee.
     Upon the conversion of a New Note, that portion of the accrued but unpaid Interest with respect to the converted New Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of cash or the Common Stock (together with the cash payment, if any in lieu of fractional shares) in exchange for the New Note being converted pursuant to the provisions hereof; and the cash or fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company’s obligation to pay the principal amount of the converted New Note and the accrued but unpaid Interest to, but not including the Conversion Date, and the balance, if any, of such fair market value of such cash or Common Stock (and any such cash payment) shall be treated as issued in exchange for and in satisfaction of the right to convert the New Note being converted pursuant to the provisions hereof.
     Section 14.03. Payment and Delivery Due upon Conversion; Payment of Cash in Lieu of Common Stock.
     (a) As set forth in this Section 14.03, the Company shall settle its obligation (the "Conversion Obligation”) in respect of any conversion of New Notes, subject to the notice requirements set forth in clause (b) below, (i) entirely in shares of Common Stock pursuant to clause (c) below (plus cash in lieu of fractional shares), (ii) entirely in cash pursuant to clause (d) below or (iii) in a combination of cash and shares of Common Stock, if any, pursuant to clause (e) below upon the Company’s irrevocable election to do so. Settlement in cash or in shares of Common Stock, as applicable, will occur on the third Business Day following the final day of the Observation Period, unless settlement in Common Stock (plus cash in lieu of fractional shares) pursuant to clause (c) below shall apply, in which case settlement will occur on the third Business Day following the final day of the Cash Settlement Notice Period (for conversions prior to a Redemption Notice) or on the third Business Day following the Conversion Date (for conversions after a Redemption Notice).

     (b) Unless the Company elects to satisfy the Conversion Obligation for any New Note tendered for conversion in cash (including, following its irrevocable election as described below in Section 14.03(e), the portion of the Daily Conversion Value in excess of $62.50) pursuant to this clause (b), settlement of the Conversion Obligation shall occur in Common Stock pursuant to clause (c) below (or, following its irrevocable election as described below in Section 14.03(e), cash and shares of Common Stock).
     (i) If the Company elects to satisfy such Conversion Obligation in cash (including, following its irrevocable election described in Section 14.03(e) below, the portion of the Daily Conversion Value in excess of $62.50) it shall notify each Noteholder tendering such New Notes through the Trustee of such election at any time on or before the related Cash Settlement Notice Period. If the Company timely makes such election, each such tendering Noteholder may retract the Notice of Conversion at any time during the Conversion Retraction Period. For the avoidance of doubt, no such retraction can be made (and a Notice of Conversion shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares of Common Stock (other than cash in lieu of fractional shares).
     (ii) Notwithstanding clause (i) above, if the Company elects to redeem the New Notes, it shall not send individual notices of its election to satisfy its Conversion Obligation in cash as set forth above. Instead, the Company shall specify in its Redemption Notice, whether it elects to satisfy its Conversion Obligation entirely in cash or in shares of Common Stock or, if the Company has made the irrevocable election described below in Section 14.03(e) below, whether it shall satisfy the portion of the Daily Conversion Value in excess of $62.50 in cash or in shares of Common Stock. The elections so specified in the Redemption Notice shall apply to all conversions following the date of such Redemption Notice. On and after the date of its Redemption Notice and its specification of mode of settlement, conversions will not be retractable and any Notice of Conversion shall be irrevocable.
     (c) Unless the Company has elected, pursuant to clause (b) above, to settle its Conversion Obligation in cash, or the Company has made the irrevocable election described in Section 14.03(e) below, the Company shall deliver, for each $1,000 principal amount of New Notes, a number of shares of Common Stock equal to the Conversion Rate (plus cash in lieu of any fractional shares) in the manner set forth this Article 14.
     (d) If the Company elects to satisfy its Conversion Obligation entirely in cash pursuant to clause (b) above, it shall pay, for each $1,000 principal amount of New Notes, an amount in cash equal to the product of (x) the arithmetic average of the Daily VWAP for each Trading Day of the related Observation Period and (y) the applicable Conversion Rate.
     (e) At any time prior to the Stated Maturity, the Company may irrevocably elect, in its sole discretion without the consent of the Noteholders, by notice to the Trustee and to the Noteholders to satisfy in cash up to 100% of the principal amount of the New Notes converted after the date of such election and, to the extent the Daily Settlement Amounts exceed $62.50 as described below, cash or shares of the Common Stock at its election. If the Company makes such an election, upon any conversion it shall deliver, in respect of each $1,000 principal amount of New Notes converted, an amount (the “Settlement Amount”) of cash and shares of Common Stock, if any, equal to the aggregate amount of cash and shares of Common Stock for the Daily Settlement Amounts for each of the 16 Trading Days of the related Observation Period.
     Section 14.04. Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of New Notes. If more than one New Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the New Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any New Note or New Notes, the Company shall make an adjustment and payment therefor in cash to the Noteholders at the Last Reported Sale Price on the last Trading Day immediately preceding the day on which the New Notes (or specified portions thereof) are deemed to have been converted.
     Section 14.05. Conversion Rate. Each $1,000 principal amount of the New Notes shall be convertible into the number of shares of Common Stock specified in the form of New Note (herein called the “Conversion Rate”) attached as Exhibit A hereto (initially 39.6859 shares), subject to adjustment as provided in this Article 14.
     Section 14.06. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
     (a) If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

OS’
CR’=CR0	x	—––
OS0
     where,

CR0	=	the Conversion Rate in effect immediately prior to such event

CR’	=	the Conversion Rate in effect immediately after such event

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event

OS’	=	the number of shares of Common Stock outstanding immediately after such event.
     Such adjustment shall become effective immediately after the opening of business on the Business Day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 14.06(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (b) If the Company issues to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than 45 days to subscribe for or purchase shares of Common Stock, or securities convertible into shares of Common Stock, at a price per share or a conversion price per share less than the Last Reported Sale Price of shares of Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

OS0 + X
CR’=CR0	x	———–
OS0 + Y
     where,

CR0	=	the Conversion Rate in effect immediately prior to such event

CR’	=	the Conversion Rate in effect immediately after such event

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event

X	=	the total number of shares of Common Stock issuable pursuant to such rights

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Days prior to the Business Day immediately preceding the Ex-Dividend Date with respect to the issuance of such rights.
     Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after the opening of business on the Business Day following the date fixed for such determination. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed.
     In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Last Reported Sale Price of shares of Common Stock on the Business Day immediately preceding the time of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company.
     (c) If the Company distributes shares of its Capital Stock, evidences of its Indebtedness or other assets or property of the Company to all or substantially all holders of the Common Stock, excluding:
     (i) dividends, distributions and rights or warrants referred to in clause (a) or (b) above; and
     (ii) dividends or distributions paid exclusively in cash referred to in clause (d) below;
     then the Conversion Rate will be adjusted based on the following formula:

SP0
CR’=CR0	x	————
SP0 - FMV

     where,

CR0	=	the Conversion Rate in effect immediately prior to such distribution

CR’	=	the Conversion Rate in effect immediately after such distribution

SP0	=	the average of the Last Reported Sale Prices of the Common Stock for the ten days prior to the Business Day immediately preceding the Ex-Dividend Date with respect to such distribution

FMV	=	the fair market value (as determined by the Board of Directors of the Company) of the shares of the Company’s Capital Stock, evidences of Indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Record Date for such distribution.
     Such adjustment shall become effective immediately prior to the opening of business on the Business Day following the date fixed for the determination of shareholders entitled to receive such distribution.
     (d) If the Company makes any cash dividend or distribution during any quarterly fiscal period to all or substantially all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

SP0
CR’=CR0	x	———
SP0 - C
     where,

CR0	=	the Conversion Rate in effect immediately prior to the Record Date for such distribution

CR’	=	the Conversion Rate in effect immediately after the Record Date for such distribution

SP0	=	the average of the Last Reported Sale Prices of our Common Stock for the ten consecutive Trading Days prior to the Business Day immediately preceding the Ex-Dividend Date with respect to such distribution

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

     Such adjustment shall become effective immediately prior to the opening of business on the Business Day following the date fixed for the determination of shareholders entitled to receive such distribution.
     (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the Conversion Rate will be increased based on the following formula:

AC + (SP’ x OS’)
CR’=CR0	x	———————
OS0 - SP’
     where,

CR0	=	the Conversion Rate in effect on the date such tender or exchange offer expires

CR’	=	the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company) paid or payable for shares purchased in such tender or exchange offer

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires

SP’	=	the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Days commencing on the Trading Day next succeeding the date such tender or exchange offer expires.
     If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the

Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
     If, however, the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.
     Except as stated herein, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.
     (f) [Reserved]
     (g) Notwithstanding the foregoing provisions of this Section 14.06, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a holder of a New Note to convert, for any distribution described therein if the holder will otherwise participate in the distribution without conversion of such holder’s New Notes.
     (h) The Company may (but is not required to) make such increases in the Conversion Rate, in addition to those required by clauses (a) through (e) of this Section 14.06 as the Board of Directors of the Company considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or any similar event treated as such for income tax purposes.
     To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of at least twenty (20) days if the Board of Directors of the Company shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the New Notes a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (i) No adjustment to the Conversion Rate need be made:
     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
     (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in subclause (ii) above and outstanding as of the date the New Notes were first issued;
     (iv) if the Noteholders may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 14.06;
     (v) for a change in the par value of the Common Stock; or
     (vi) for accrued and unpaid Interest.
     (j) No adjustment to the Conversion Rate shall be required pursuant to this Section 14.06 until the earlier of (1) such time as the Company shall have mailed or caused to be mailed a Redemption Notice to be made pursuant to Section 3.02, or (2) such adjustment would require an increase or decrease of at least 1.0% in the Conversion Rate; provided, however, that any adjustments which by reason of this clause (j) of Section 14.06 are not required to be made, shall be carried forward and taken into account in any subsequent adjustment.
     (k) All calculations under this Article 14 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.
     (l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each New Note at his last address appearing on the Note Register provided for in Section 2.05, within twenty (20) days after execution of such Officers’ Certificate. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (m) In any case in which this Section 14.06 provides that an adjustment shall become effective immediately after (1) a Record Date for an event, (2) the date fixed for the determination of shareholders entitled to receive a dividend or distribution pursuant to Section 14.06(a), (c), or (d), (3) a date fixed for the determination of shareholders entitled to receive rights or warrants pursuant to Section 14.06(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 14.06(e), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any New Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fractional shares of Common Stock pursuant to Section 14.04. For purposes of this (m), the term “Adjustment Event” shall mean:
     (i) in any case referred to in clause (1) hereof, the occurrence of such event,
     (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,
     (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and
     (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
     (n) For purposes of this Section 14.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractional shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
     (o) If, in connection with any adjustment to the Conversion Rate as set forth in this Section 14.06 a Noteholder shall be deemed for U.S. federal tax purposes to have received a distribution, the Company may set off any withholding tax it is required to collect with respect to any such deemed distribution against cash payments of interest in accordance with the provisions of Article 2 hereof or from cash and shares of Common Stock, if any, otherwise deliverable to a Noteholder upon a conversion of New Notes in accordance with the provisions of Section 14.03 hereof or a redemption or repurchase of a New Note in accordance with the provisions of Article 3 hereof.
     Section 14.07. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 14.06(a) applies), (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each New Note shall be convertible into the kind and amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such New Notes immediately prior to such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance, assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance (provided that, if the kind or amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 14.07 the kind and amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 14.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at its address appearing on the Note Register provided for in Section 2.05, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, combinations, sales and conveyances.
     If this Section 14.07 applies to any event or occurrence, Section 14.06 shall not apply.
     Section 14.08. Taxes on Shares Issued. The issuance of stock certificates on conversions of New Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any New Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 14.09. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the New Notes from time to time as such New Notes are presented for conversion.
     Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the New Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
     The Company covenants that all shares of Common Stock which may be issued upon conversion of New Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of New Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly and lawfully issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

     The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange, National Association of Securities Dealers Automated Quotation System or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the New Notes.
     Section 14.10. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to the Company or any Noteholders to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any New Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any New Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 14. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their New Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 14.11. Notice to Holders Prior to Certain Actions. In case:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 14.06; or

     (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or
     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
     the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at his address appearing on the Note Register provided for in Section 2.05, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
     Section 14.12. Shareholders. If the Company adopts or subsequently amends a shareholder rights plan and if the rights provided for in such plan have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that the holders of the New Notes would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the New Notes, the conversion rate will be adjusted as if the Company distributed to all holders of Common Stock shares of the Company’s Capital Stock, evidences of Indebtedness or assets (including securities but excluding rights or warrants to purchase Common Stock issued to all holders of Common Stock, Common Stock issued as a dividend or distribution on Common Stock and cash distributions), subject to readjustment upon the subsequent expiration, termination or redemption of the rights. In lieu of any such adjustment, the Company may amend any such future shareholder rights agreement to provide that upon conversion of the New Notes the holders will receive, in addition to the

Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable shareholder rights agreement.
ARTICLE 15
Guarantee
     Section 15.01. Guarantee. Except as otherwise provided herein, the Guarantor hereby fully and unconditionally guarantees to each holder of a New Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Noteholder, the due and punctual payment of the principal of and Interest on such New Note and all other obligations of the Company under this Indenture when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, upon a Repurchase Date or otherwise, in accordance with the terms of such New Note and of this Indenture (collectively, the “Indenture Obligations”). The Guarantor hereby fully and unconditionally also guarantees to the Trustee the due and punctual payment of all obligations of the Company to the Trustee under this Indenture. In case of the failure of the Company punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, upon a Repurchase Date or otherwise, and as if such payment were made by the Company.
     The Guarantor agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such New Note or this Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or the Guarantor or any consent to depart from any requirement of any other guarantee of all or any of the New Notes or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Guarantor hereby waives to the fullest extent permitted by law the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Noteholders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such New Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantee will not be discharged in respect of such New Note except by complete performance of the payment obligations contained in such New Note and in the Guarantee. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the

Trustee or any of the Noteholders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the New Notes, to collect Interest on the New Notes, or to enforce or exercise any other right or remedy with respect to the New Notes, the Guarantor agrees to the fullest extent permitted by law to pay to the Trustee for the account of the Noteholders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Noteholders.
     The Guarantor shall be subrogated to all rights of the holders of the New Notes upon which its Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantor on account of such New Note pursuant to the provisions of its Guarantee or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payment arising out of, or based upon, such right of subrogation until the principal of and Interest, if any, on all New Notes issued hereunder shall have been paid in full.
     The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the New Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Noteholder, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the New Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     Any term or provision of any Guarantee to the contrary notwithstanding, the aggregate amount of the obligations guaranteed hereunder shall be reduced to the extent necessary to prevent such Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
     Section 15.02. Execution and Delivery of Guarantee. The Guarantee to be endorsed on the New Notes shall include the terms and shall be substantially in the form of the Guarantee set forth in Exhibit A. The Guarantor hereby agrees to execute its Guarantee, in substantially the form set forth in Exhibit A, to be endorsed on each New Note authenticated and delivered by the Trustee.

     The Guarantee shall be executed on behalf of the Guarantor by any one of the Guarantor’s Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer, Chief Credit Officer, Chief Legal Officer, Managing Director, Chief Accounting Officer, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), Secretary or Controller or other person duly authorized by Member Action on behalf of the Guarantor. The signature of any or all of these persons on the Guarantee may be manual or facsimile.
     A Guarantee bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Guarantor shall bind the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the New Note on which the Guarantee is endorsed or did not hold such offices at the date of the Guarantee.
     The delivery of any New Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantor.
     Section 15.03. Release of Guarantee. Notwithstanding anything in this Article 15 to the contrary, concurrently with the payment in full of (i) the principal of and Interest on the New Notes and (ii) all other obligations of the Company under this Indenture, the Guarantor shall be released from and relieved of its obligations under this Article 15. Upon the delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of the Guarantee was made by the Company in accordance with the provisions of this Indenture and the New Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under the Guarantee. If any of the obligations to pay the principal of and Interest on the New Notes and all other obligations of the Company are revived and reinstated after the termination of the Guarantee, then all of the obligations of the Guarantor under the Guarantee shall be revived and reinstated as if the Guarantee had not been terminated until such time as the principal of and Interest on the New Notes are paid in full, and the Guarantor shall enter into an amendment to the Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.
ARTICLE 16
Subordination of the New Notes
     Section 16.01. Agreement of Subordination.
     The Company covenants and agrees, and each Noteholder issued hereunder by its acceptance thereof likewise covenants and agrees, that all New

Notes shall be issued subject to the provisions of this Article 16; and each Person holding any New Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.
     The payment of the principal of, and the cash portion of the Conversion Obligation as set forth in Section 14.03, and any Interest on, all New Notes (including, but not limited to, the Fundamental Change Repurchase Price with respect to the New Notes subject to purchase in accordance with pursuant to Section 3.05) issued hereunder shall, except to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full, in cash or other payment satisfactory to the holders of all of the Company’s other existing and future Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred. The New Notes shall rank senior in right of payment to all of the Company’s Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred, that provides for its subordination to the New Notes, including any guarantee issued by the Company of Indebtedness incurred by the Guarantor in connection with the TP Securities outstanding as of the date of this Indenture. The New Notes shall rank equal in right of payment to all of the Company’s Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred, which provides for equal ranking with the New Notes, including Indebtedness issued by the Company in connection with the Contemporaneous Exchange Offer.
     No provision of this Article 16 shall prevent the occurrence of any default or Event of Default hereunder.
     Section 16.02. Payments to Holders.
     (a) No payment shall be made with respect to the principal of (including any Redemption Price or Repurchase Price pursuant to Article 3) and Interest on, the New Notes, except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 16.07, if:
     (i) a default in the payment of Senior Indebtedness occurs and is continuing beyond any applicable period of grace (a “Payment Default”),
     (ii) the Company receives written notice of such Payment Default by the holders of such Senior Indebtedness, or any trustee therefor, and
     (iii) unless and until such Payment Default shall have been cured or waived or shall cease to exist.
     Promptly upon receiving notice of a Payment Default, and subject to Section 16.07, the Company shall deliver to the Trustee an Officers’ Certificate specifying with particularity such Payment Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto. The Company hereby covenants and agrees that it shall resume payments on and distributions in respect of the New Notes upon the date on which such Payment Default is cured or waived or ceases to exist. Promptly upon becoming aware that a Payment Default has been cured or waived or ceased to exist, and subject to Section 16.07, the Company shall deliver to the Trustee an Officers’ Certificate specifying that a Payment Default no longer exists and that payments in respect of principal (including any Redemption Price or Repurchase Price pursuant to Article 3 and Interest (including, if any, Defaulted Interest) shall resume.
     (b) In the event of a bankruptcy, insolvency or other proceeding described in clause (k) or (l) of the definition of Event of Default in Section 6.01 (each such event, if any, herein sometimes referred to as a “Proceeding”), all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) of the Company shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Noteholder on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the Indebtedness evidenced by the New Notes or the Guarantee, to the payment of all Senior Indebtedness of the Company at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the New Notes shall be paid or delivered directly to the holders of Senior Indebtedness of the Company in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any Proceeding) of the Company shall have been paid in full.
     (c) In the event of any Proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the Company, the Noteholders, together with the holders of any obligations of the Company ranking pari passu with the New Notes, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and any premium and Interest on the New Notes and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any equity or membership interests or any obligations of the Company ranking junior to the New Notes and such other obligations. If, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of the Company or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the Indebtedness evidenced by the New Notes, to the payment of all Senior Indebtedness of the Company at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by the Trustee or any Noteholder in contravention of any of the terms hereof and before all Senior Indebtedness of the Company shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness of the Company at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness of the Company remaining unpaid, to the extent necessary to pay all such Senior Indebtedness (including any interest thereon accruing after the commencement of any Proceeding) of the Company in full. In the event of the failure of the Trustee or any Noteholder to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness of the Company is hereby irrevocably authorized to endorse or assign the same.
     (d) Upon any payment or distribution of assets of the Company referred to in this Article 16, the Trustee and the Noteholders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Noteholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 16.
     (e) The Trustee and the Noteholders, at the expense of the Company, shall take such reasonable action (including the delivery of this Indenture to an agent for any holders of Senior Indebtedness of the Company or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Indebtedness of the Company at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.
     (f) The provisions of this Section 16.02 shall not impair any rights, interests, remedies or powers of any secured creditor of the Company in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.
     (g) The securing of any obligations of the Company, otherwise ranking on a parity with the New Notes or the Guarantee or ranking junior to the New Notes or Guarantee, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the New Notes or the Guarantee or ranking junior to the New Notes or the Guarantee.

     Section 16.03. Payment Permitted If No Default.
     Nothing contained in this Article 16 or elsewhere in this Indenture or in any of the New Notes shall prevent (a) the Company, at any time, except during the pendency of the conditions described in paragraph (a) of Section 16.02 or of any Proceeding referred to in Section 16.02, from making payments at any time of principal of and any premium or Interest on the New Notes or (b) the application by the Trustee of any monies deposited with it hereunder to the payment of or on account of the principal of and any premium or Interest on the New Notes or the retention of such payment by the Noteholders, if, at the time of such application by the Trustee, it did not have knowledge (in accordance with Section 16.07 that such payment would have been prohibited by the provisions of this Article 16, except as provided in Section 16.07.
     Section 16.04. Provisions Solely to Define Relative Rights.
     The provisions of this Article 16 are and are intended solely for the purpose of defining the relative rights of the Noteholders on the one hand and the holders of Senior Indebtedness of the Company on the other hand. Nothing contained in this Article 16 or elsewhere in this Indenture or in the New Notes is intended to or shall (a) impair, as between the Company and the Noteholders, the obligations of the Company, which are absolute and unconditional, to pay to the Noteholders the principal of and any premium and Interest on the New Notes as and when the same shall become due and payable in accordance with their terms, (b) affect the relative rights against the Company of the Noteholders and creditors of the Company other than their rights in relation to the holders of Senior Indebtedness of the Company or (c) prevent the Trustee or the Holder of any New Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, including filing and voting claims in any Proceeding, subject to the rights, if any, under this Article 16 of the holders of Senior Indebtedness of the Company to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.
     Section 16.05. Subrogation of New Notes.
     Subject to the payment in full of all amounts due or to become due on all Senior Indebtedness of the Company, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness of the Company, the Noteholders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 16 (equally and ratably with the holders of all Indebtedness of the Company that by its express terms is subordinated to Senior Indebtedness of the Company to substantially the same extent as the New Notes are subordinated to the Senior Indebtedness of the Company and are entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Indebtedness of the Company) to the rights of the holders of such Senior Indebtedness of the Company to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness of the Company until the principal of and any premium and interest on the New Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of the Company of any cash, property or securities to which the Noteholders or the Trustee would be entitled except for the provisions of this Article 16, and no payments made pursuant to the provisions of this Article 16 to the holders of Senior Indebtedness of the Company by Noteholders or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Noteholders, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness of the Company.
     Section 16.06. Authorization to Effect Subordination.
     Each Noteholder by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article 16 and appoints the Trustee his or her attorney-in-fact for any and all such purposes.
     Section 16.07. Notice to Trustee.
     (a) The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the New Notes. Notwithstanding the provisions of this Article 16 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the New Notes, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, agent or representative therefor; provided, that if the Trustee shall not have received the notice provided for in this Section 16.07 at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, the payment of the principal of and any premium on or interest on any New Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.
     (b) The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness of the Company (or a trustee, agent, representative or attorney-in-fact therefor) to establish that such notice has been given by a holder of Senior Indebtedness of the Company (or a trustee, agent, representative or attorney-in-fact therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 16, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 16, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Section 16.08. Rights of Trustee as Holder of Senior Indebtedness.
     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 16 with respect to any Senior Indebtedness of the Company that may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Company, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
     Section 16.09. No Waiver of Subordination Provisions.
     (a) No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.
     (b) Without in any way limiting the generality of paragraph (a) of this Section 16.09, the holders of Senior Indebtedness of the Company may, at any time and from to time, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to such Noteholders and without impairing or releasing the subordination provided in this Article 16 or the obligations hereunder of such Noteholders to the holders of Senior Indebtedness of the Company, do any one or more of the following:
     (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding;

     (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;
     (iii) release any Person liable in any manner for the payment of such Senior Indebtedness; and
     (iv) exercise or refrain from exercising any rights against the Company and any other Person.
     Section 16.10. Certain Conversions Deemed Payment.
     For the purposes of this Article 16 only, (1) the issuance and delivery of junior securities upon conversion of New Notes in accordance with Section 14.03 shall not be deemed to constitute a payment or distribution on account of the principal of, or premium, if any, the cash portion of the principal of, if any, or Interest on, New Notes or on account of the purchase or other acquisition of New Notes, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 14.03), property or securities (other than junior securities) upon conversion of a New Note shall be deemed to constitute payment on account of the principal of such New Note. For the purposes of this Section 16.10, the term “junior securities” means (a) shares of capital stock of any class or series of the Company or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness of the Company which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the New Notes are so subordinated as provided in this Article 16. Nothing contained in this Article 16 or elsewhere in this Indenture or in the New Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness of the Company and the Noteholders, the right, which is absolute and unconditional, of any Noteholder to convert New Notes in accordance with Article 14.
     Section 16.11. Article Applicable to Paying Agents.
     If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 16 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 16 in addition to or in place of the Trustee.
     Section 16.12. Senior Indebtedness Entitled to Rely.
     The holders of Senior Indebtedness of the Company shall have the right to rely upon this Article 16, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.
     Section 16.13. Trustee Not Fiduciary for Holders of Senior Indebtedness.
     The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Noteholders or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 16 or otherwise.
ARTICLE 17
Subordination of the Guarantee
     Section 17.01. Agreement of Subordination.
     The Guarantor covenants and agrees, and each Noteholder issued hereunder by its acceptance thereof likewise covenants and agrees, that all New Notes shall be issued subject to the provisions of this Article 17; and each Person holding any New Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.
     The payment of the principal of, and the cash portion of the Conversion Obligation as set forth in Section 14.03, and any Interest on, all New Notes (including, but not limited to, the Fundamental Change Repurchase Price with respect to the New Notes subject to purchase in accordance with pursuant to Section 3.05) issued hereunder shall, except to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full, in cash or other payment satisfactory to the holders of all of the Guarantor’s other existing and future Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.
     The Guarantee shall, except to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to all of the Guarantor’s Indebtedness or guarantees of Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred. The Guarantee shall rank senior in right of payment to all of the Guarantor’s Indebtedness that provides for its subordination to the Guarantee, whether outstanding at the date of this Indenture, including Indebtedness of the Guarantor issued in connection with the TP Securities outstanding as of the date of this Indenture, or thereafter incurred. The Guarantee shall rank equal in right of payment to all of the Guarantor’s Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred, which provides for equal ranking with the Guarantee, including the guarantee provided by the Guarantor of the Indebtedness issued in the Contemporaneous Exchange Offer.
     No provision of this Article 17 shall prevent the occurrence of any default or Event of Default hereunder.
     Section 17.02. Payments to Holders.
     (a) No payment shall be made with respect to the principal of (including any Redemption Price or Repurchase Price pursuant to Article 3) and Interest on, the New Notes, except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 17.07, in the event and during the continuation of any Payment Default by the Guarantor, upon written notice of such default to the Guarantor by the holders of such Senior Debt of the Guarantor or any trustee therefor, unless and until such Payment Default shall have been cured or waived or shall have ceased to exist.
     Promptly upon receiving notice of a Payment Default, and subject to Section 17.07, the Guarantor shall deliver to the Trustee an Officers’ Certificate specifying with particularity such Payment Default and further stating what action the Guarantor has taken, is taking or proposes to take with respect thereto. The Guarantor hereby covenants and agrees that it shall resume payments on and distributions in respect of the New Notes upon the date on which such Payment Default is cured or waived or ceases to exist. Promptly upon becoming aware that a Payment Default has been cured or waived or ceased to exist, and subject to Section 17.07, the Guarantor shall deliver to the Trustee an Officers’ Certificate specifying that a Payment Default no longer exists and that payments in respect of principal (including any Redemption Price or Repurchase Price pursuant to Article 3 and Interest (including, if any, Defaulted Interest) shall resume.
     (b) In the event of a Proceeding, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) of the Guarantor shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Noteholder on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Guarantor or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the Indebtedness evidenced by the New Notes or the Guarantee, to the payment of all Senior Indebtedness of the Guarantor at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the New Notes shall be paid or delivered directly to the holders of Senior Indebtedness of the Guarantor in accordance with the priorities then existing among such holders until all Senior Indebtedness of the Guarantor (including any interest thereon accruing after the commencement of any Proceeding) shall have been paid in full.
     (c) In the event of any Proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the Guarantor, the Noteholders, together with the holders of any obligations of the Guarantor ranking pari passu with the New Notes, shall be entitled to be paid from the remaining assets of the Guarantor the amounts at the time due and owing on account of unpaid principal of and any premium and Interest on the New Notes and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any equity or membership interests or any obligations of the Guarantor ranking junior to the New Notes and such other obligations. If, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of the Guarantor or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the Indebtedness evidenced by the New Notes, to the payment of all Senior Indebtedness of the Guarantor at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by the Trustee or any Noteholder in contravention of any of the terms hereof and before all Senior Indebtedness of the Guarantor shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness of the Guarantor at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness of the Guarantor remaining unpaid, to the extent necessary to pay all such Senior Indebtedness (including any interest thereon accruing after the commencement of any Proceeding) of the Guarantor in full. In the event of the failure of the Trustee or any Noteholder to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness of the Guarantor is hereby irrevocably authorized to endorse or assign the same.
     (d) Upon any payment or distribution of assets of the Guarantor referred to in this Article 17, the Trustee and the Noteholders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Noteholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 17.

     (e) The Trustee and the Noteholders, at the expense of the Guarantor, shall take such reasonable action (including the delivery of this Indenture to an agent for any holders of Senior Indebtedness of the Guarantor or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Indebtedness of the Guarantor at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.
     (f) The provisions of this Section 17.02 shall not impair any rights, interests, remedies or powers of any secured creditor of the Guarantor in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.
     (g) The securing of any obligations of the Guarantor, otherwise ranking on a parity with the New Notes or the Guarantee or ranking junior to the New Notes or Guarantee, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the New Notes or the Guarantee or ranking junior to the New Notes or the Guarantee.
     Section 17.03. Payment Permitted If No Default.
     Nothing contained in this Article 17 or elsewhere in this Indenture or in any of the New Notes shall prevent (a) the Guarantor, at any time, except during the pendency of the conditions described in paragraph (a) of Section 17.02 or of any Proceeding referred to in Section 17.02, from making payments at any time of principal of and any premium or Interest on the New Notes or(b) the application by the Trustee of any monies deposited with it hereunder to the payment of or on account of the principal of and any premium or Interest on the New Notes or the retention of such payment by the Noteholders, if, at the time of such application by the Trustee, it did not have knowledge (in accordance with Section 17.07 that such payment would have been prohibited by the provisions of this Article 17, except as provided in Section 17.07.
     Section 17.04. Provisions Solely to Define Relative Rights.
     The provisions of this Article 17 are and are intended solely for the purpose of defining the relative rights of the Noteholders on the one hand and the holders of Senior Indebtedness of the Guarantor on the other hand. Nothing contained in this Article 17 or elsewhere in this Indenture or in the New Notes is intended to or shall (a) impair, as between the Guarantor and the Noteholders, the obligations of the Guarantor, which are absolute and unconditional, to pay to the Noteholders the principal of and any premium and Interest on the New Notes as and when the same shall become due and payable in accordance with their terms, (b) affect the relative rights against the Guarantor of the Noteholders and creditors of the Guarantor other than their rights in relation to the holders of Senior

Indebtedness of the Guarantor or (c) prevent the Trustee or the Holder of any New Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, including filing and voting claims in any Proceeding, subject to the rights, if any, under this Article 17 of the holders of Senior Indebtedness of the Guarantor to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.
     Section 17.05. Subrogation of New Notes.
     Subject to the payment in full of all amounts due or to become due on all Senior Indebtedness of the Guarantor, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness of the Guarantor, the Noteholders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 17 (equally and ratably with the holders of all Indebtedness of the Guarantor that by its express terms is subordinated to Senior Indebtedness of the Guarantor to substantially the same extent as the New Notes are subordinated to the Senior Indebtedness of the Guarantor and are entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness until the principal of and any premium and interest on the New Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of the Guarantor of any cash, property or securities to which the Noteholders or the Trustee would be entitled except for the provisions of this Article 17, and no payments made pursuant to the provisions of this Article 17 to the holders of Senior Indebtedness of the Guarantor by Noteholders or the Trustee, shall, as among the Guarantor, its creditors other than holders of Senior Indebtedness of the Guarantor, and the Noteholders, be deemed to be a payment or distribution by the Guarantor to or on account of the Senior Indebtedness of the Guarantor.
     Section 17.06. Authorization to Effect Subordination.
     Each Noteholder by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article 17 and appoints the Trustee his or her attorney-in-fact for any and all such purposes.
     Section 17.07. Notice to Trustee.
     (a) The Guarantor shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Guarantor that would prohibit the making of any payment to or by the Trustee in respect of the New Notes. Notwithstanding the provisions of this Article 17 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the New Notes, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Guarantor or a holder of Senior Indebtedness or from any trustee, agent or representative therefor; provided, that if the Trustee shall not have received the notice provided for in this Section 17.07 at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, the payment of the principal of and any premium on or interest on any New Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.
     (b) The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness of the Guarantor (or a trustee, agent, representative or attorney-in-fact therefor) to establish that such notice has been given by a holder of Senior Indebtedness of the Guarantor (or a trustee, agent, representative or attorney-in-fact therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Guarantor to participate in any payment or distribution pursuant to this Article 17, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 17, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Section 17.08. Rights of Trustee as Holder of Senior Indebtedness.
     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 17 with respect to any Senior Indebtedness of the Guarantor that may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Guarantor, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
     Section 17.09. No Waiver of Subordination Provisions.

     (a) No right of any present or future holder of any Senior Indebtedness of the Guarantor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.
     (b) Without in any way limiting the generality of paragraph (a) of this Section 17.09, the holders of Senior Indebtedness of the Guarantor may, at any time and from to time, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to such Noteholders and without impairing or releasing the subordination provided in this Article 17 or the obligations hereunder of such Noteholders to the holders of Senior Indebtedness of the Guarantor, do any one or more of the following:
     (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding;
     (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;
     (iii) release any Person liable in any manner for the payment of such Senior Indebtedness; and
     (iv) exercise or refrain from exercising any rights against the Guarantor and any other Person.
     Section 17.10. Certain Conversions Deemed Payment.
     For the purposes of this Article 17 only, (1) the issuance and delivery of junior securities upon conversion of New Notes in accordance with Section Section 14.03 shall not be deemed to constitute a payment or distribution on account of the principal of, or premium, if any, the cash portion of the principal of, if any, or Interest on, New Notes or on account of the purchase or other acquisition of New Notes, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 14.03), property or securities (other than junior securities) upon conversion of a New Note shall be deemed to constitute payment on account of the principal of such New Note. For the purposes of this Section 17.10, the term “junior securities” means (a) shares of capital stock of any class or series of the Guarantor or (b) securities of the Guarantor which are subordinated in right of payment to all Senior Indebtedness of the Guarantor which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the New Notes are so subordinated as provided in this Article 17. Nothing contained in this Article 17 or elsewhere in this Indenture or in the New Notes is intended to or shall impair, as among the Guarantor, its creditors other than holders of Senior Indebtedness of the Guarantor and the Noteholders, the right, which is absolute and unconditional, of any Noteholder to convert New Notes in accordance with Article 14.
     Section 17.11. Article Applicable to Paying Agents.
     If at any time any Paying Agent other than the Trustee shall have been appointed by the Guarantor and be then acting hereunder, the term “Trustee” as used in this Article 17 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 17 in addition to or in place of the Trustee.
     Section 17.12. Senior Indebtedness Entitled to Rely.
     The holders of Senior Indebtedness of the Guarantor shall have the right to rely upon this Article 17, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.
     Section 17.13. Trustee Not Fiduciary for Holders of Senior Indebtedness.
     The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Guarantor and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Noteholders or to the Guarantor or to any other Person cash, property or securities to which any holders of Senior Indebtedness of the Guarantor shall be entitled by virtue of this Article 17 or otherwise.
ARTICLE 18
Miscellaneous Provisions
     Section 18.01. Provisions Binding on Company’s and Guarantor’s Successors. All the covenants, stipulations, promises and agreements by the Company or the Guarantor contained in this Indenture shall bind the Company’s and the Guarantor’s, as the case may be, successors and assigns whether so expressed or not.

     Section 18.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company or the Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company or the Guarantor.
     Section 18.03. Addresses for Notices, Etc. Any request, notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of New Notes on the Company or the Guarantor shall be deemed to have been sufficiently given or made, for all purposes, if delivered by messenger or overnight carrier, given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: to CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Telecopier No.: 301-841-2307, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if delivered by messenger or overnight carrier, given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, addressed as follows: Wells Fargo Bank, N.A., 1600 J.F. Kennedy Blvd., Suite 810, Philadelphia, PA 19103; Telephone: 215-861-9406, Facsimile (for Agent Members only): 215-861-9460; provided, however, that the Trustee shall not be deemed to have received notice until such notice is actually received.
     The Company, the Guarantor, or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note Register and shall be sufficiently given to him if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     Section 18.04. Notice to Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     Section 18.05. Governing Law. This Indenture and each New Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute).
     Section 18.06. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application, request or demand by the Company or the Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Company or the Guarantor, as applicable, shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
     Section 18.07. Legal Holidays. In any case in which the date of maturity of Interest on or principal of the New Notes or the Redemption Date of any New Note or any Repurchase Date with respect to any New Note will not be a Business Day, then payment of such Interest on or principal of the New Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the Redemption Date or the Repurchase Date, as the case may be, and no interest shall accrue for the period from and after such date.
     Section 18.08. Company Responsible for Making Calculations. The Company will be responsible for making all calculations called for under this Indenture. These calculations include, but are not limited to, determination of the Last Reported Sale Price or Trading Price, the amount of accrued Interest payable on the New Notes and the Conversion Rate of the New Notes. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Noteholders. Promptly after the calculation thereof, the Company will provide to each of the Trustee and the Conversion Agent an Officers’ Certificate setting forth a schedule of its calculations, and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Noteholder upon the written request of such Noteholder.
     Section 18.09. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that unless otherwise required by law, notwithstanding the foregoing, this Indenture and the New Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 18.09 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.
     Section 18.10. No Security Interest Created. Except as provided in Section 7.06, nothing in this Indenture or in the New Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.
     Section 18.11. Benefits of Indenture. Nothing in this Indenture or in the New Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 18.12. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 18.13. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of New Notes in connection with the original issuance thereof and transfers and exchanges of New Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section

3.02 and Section 3.08, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver New Notes. For all purposes of this Indenture, the authentication and delivery of New Notes by the authenticating agent shall be deemed to be authentication and delivery of such New Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the New Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.
     Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 18.13, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.
     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all Noteholders as the names and addresses of such Noteholders appear on the Note Register.
     The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.
     The provisions of Section 7.02, Section 7.03, Section 7.04 and Section 8.03 and this Section 18.02 shall be applicable to any authenticating agent.
     Section 18.14. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 18.15. Severability. In case any provision in this Indenture or in the New Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 18.16. Tax Treatment. The parties agree to treat the issuance of the New Notes in exchange for the Old Notes as constituting a significant modification of the Old Notes for U.S. federal income tax purposes.
     Wells Fargo Bank, N.A., hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.
THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

CAPITALSOURCE INC., as Issuer
By:
	Name:	Steven A. Museles
	Title:	Executive Vice President

CAPITALSOURCE FINANCE LLC, as Guarantor
By:
	Name:	Steven A. Museles
	Title:	Executive Vice President

WELLS FARGO BANK, N.A., as Trustee
By:
	Name:	[ ]
	Title:	[ ]

EXHIBIT A
[Include only for Global Notes:]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THE NEW NOTES ARE BEING ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER OF NEW NOTES MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY ON THE NEW NOTES, DETERMINED BY CAPITALSOURCE INC., BY REGISTERED OR CERTIFIED MAIL IN A POST OFFICE LETTER BOX OR SENT BY TELECOPIER TRANSMISSION ADDRESSED AS FOLLOWS: TO CAPITALSOURCE INC., 4445 WILLARD AVENUE, 12TH FLOOR, CHEVY CHASE, MARYLAND 20815, TELECOPIER NO.: 301-841-2375, ATTENTION: CHIEF FINANCIAL OFFICER.

CAPITALSOURCE INC.
SENIOR SUBORDINATED CONVERTIBLE DEBENTURE DUE 2034
CUSIP: 14055XAF9
ISIN: US14055XAF96

No. 1	$
     CapitalSource Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum set forth on Schedule I hereto on March 15, 2034 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on March 15 and September 15 of each year, commencing September 15, 2007 and ending March 15, 2009, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 1.625%. On September 15, 2007, the Company promises to pay to the Person entitled thereto as it appears in the Note Register on the Regular Record Date, which shall be September 1, 2007 (whether or not a Business Day), as provided in the Indenture, interest accruing from March 15, 2007 at (i) 1.25% per annum from, and including, March 15, 2007, to, but not including, the date of this Senior Subordinated Convertible Debenture Due 2034 (“New Note”), and (ii) 1.625% per annum from and including the date of this New Note. After March 15, 2009, we will not pay or accrue Interest on the New Notes. Except as otherwise provided in the Indenture, the interest payable on the New Note pursuant to the Indenture on any March 15 or September 15 will be paid to the Person entitled thereto as it appears in the Note Register on the Regular Record Date, which shall be the March 1 or September 1 (whether or not a Business Day) next preceding such March 15 or September 15, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay interest (i) on any New Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or, upon written notice, by wire transfer in immediately available funds, if such Person is entitled to interest on New Notes with an aggregate principal amount in excess of $2,000,000) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     The Company promises to pay interest on overdue principal and (to the extent that payment of such interest is enforceable under applicable law) Interest at the rate of 1.625% per annum.

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     Reference is made to the further provisions of this New Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this New Note the right to convert this New Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This New Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute).
     This New Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
GUARANTEE
     For value received, the undersigned hereby unconditionally guarantees to the holder of this New Note the payment of principal of, and Interest on this New Note in the amounts and at the time when due and Interest on the overdue principal and Interest, if any, of this New Note, if lawful, and the payment of all other obligations of the Company under the Indenture or the New Notes, to the holder of this New Note and the Trustee, all in accordance with and subject to the terms and limitations of this New Note and the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this New Note.

CAPITALSOURCE FINANCE LLC

By:

Name: Steven A. Museles
Title: Executive Vice President

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     IN WITNESS WHEREOF, the Company has caused this New Note to be duly executed.

CAPITALSOURCE FINANCE LLC

By:

Name: Steven A. Museles
Title: Executive Vice President
March [ ], 2007
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THIS IS ONE OF THE NEW NEW NOTES DESCRIBED IN THE WITHIN-NAMED INDENTURE.

WELLS FARGO BANK, N.A. as Trustee

By:

Name: [ ]
Title: [ ]

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FORM OF REVERSE OF NEW NOTE
CAPITALSOURCE INC.
SENIOR SUBORDINATED CONVERTIBLE DEBENTURE DUE 2034
     This New Note is one of a duly authorized issue of New Notes of the Company, designated as its Senior Subordinated Convertible Debentures due 2034 (herein called the “New Notes”), limited in aggregate principal amount to $[225,000,000], issued and to be issued under and pursuant to an Indenture dated as of March [ ], 2007 (herein called the “Indenture”), among the Company and CapitalSource Finance LLC, as guarantor (herein called the “Guarantor”), and Wells Fargo Bank, N.A., as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the holders of the New Notes.
     In case an Event of Default shall have occurred and be continuing, the principal of and accrued Interest on all New Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the New Notes then outstanding, and upon said declaration shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the New Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the New Notes; provided that no such supplemental indenture shall (A) extend the Stated Maturity of any New Note, or (B) reduce the rate or extend the time for payment of Interest thereon, or (C) reduce the principal amount thereof, or (D) reduce any amount payable on redemption or repurchase thereof, or (E) impair the right of any holder to institute suit for the payment thereof, or (F) make the principal thereof or Interest thereon payable in any coin or currency other than that provided in the New Notes, or (G) affect the obligation of the Company to redeem any New Note on a Redemption Date in a manner adverse to the holders of New Notes, or (H) affect the obligation of the Company to repurchase any New Note upon the happening of a Fundamental Change in a manner adverse to the holders of New Notes, or (I) affect the obligation of the Company to repurchase any New Note on a Company Repurchase Date in a manner adverse to the holders of New Notes, or (J) impair the right to convert the New Notes into Common Stock subject to the

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terms set forth in the Indenture, including Section 14.07 thereof, or (K) reduce the number of shares of Common Stock, the amount of cash or the amount of other property receivable upon conversion, in each case, without the consent of the holder of each New Note so affected, or (L) modify any of the provisions of Section 10.02 of the Indenture or Section 6.07 thereof, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each New Note so affected, or (M) reduce the quorum or voting requirements set forth in Article 9 of the Indenture or (N) reduce the aforesaid percentage of New Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all New Notes then outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the New Notes at the time outstanding may on behalf of the holders of all of the New Notes waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of Interest on or the principal of any of the New Notes, (B) a failure by the Company to convert any New Notes into Common Stock, cash or a combination of cash and Common Stock of the Company, (C) a default in the payment of the Redemption Price pursuant to Article 3 of the Indenture, (D) a default in the payment of the Company Repurchase Price or Fundamental Change Repurchase Price pursuant to Article 3 of the Indenture, or (E) a default in respect of a covenant or provision of the Indenture which under Article 10 of the Indenture cannot be modified or amended without the consent of the holders of each or all New Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this New Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this New Note and any New Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this New Note or such other New Notes.
     No reference herein to the Indenture and no provision of this New Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and Interest on this New Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.
     Interest on the New Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
     The New Notes are issuable in fully registered form, without interest coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with

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any registration or exchange of New Notes, New Notes may be exchanged for a like aggregate principal amount of New Notes of any other authorized denominations.
     At any time on or after March 15, 2009 and prior to maturity, the New Notes may be redeemed at the option of the Company, in whole or in part, in cash or shares of Common Stock, or a combination of cash and shares of Common Stock, upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the Redemption Date to the holders of New Notes at their last registered addresses, all as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of New Notes being redeemed plus accrued and unpaid Interest to, but excluding, the Redemption Date; provided that if the applicable Redemption Date is an Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such New Notes on the applicable Record Date instead of the holders surrendering such New Notes for redemption on such date.
     In no event will any New Note be redeemable at the option of the Company before March 15, 2009.
     The Company may not give notice of any redemption of the New Notes if a default in the payment of Interest on the New Notes has occurred and is continuing.
     The New Notes are not subject to redemption through the operation of any sinking fund.
     If a Fundamental Change occurs at any time prior to maturity of the New Notes, each holder shall have the right, at such holder’s option, to require the Company to repurchase this New Note for cash, or subject to certain conditions, Common Stock, on a Fundamental Change Repurchase Date, specified by the Company, which shall be no later than 30 Business Days after notice thereof, at a Fundamental Change Repurchase Price equal to at least 100% of the principal amount thereof, together with accrued Interest to, but excluding, the Fundamental Change Repurchase Date. The Company shall mail to all holders of record of the New Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the 30th day after the occurrence of such Fundamental Change. For a New Note to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such New Note with the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse thereof duly completed, together with such New Note, duly endorsed for transfer at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date.

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     Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the holder, all or any portion of the New Notes held by such holder on March 15, 2009, March 15, 2014, March 15, 2019, March 15, 2024, and March 15, 2029 in integral multiples of $1,000 at a Company Repurchase Price of 100% of the principal amount, plus any accrued and unpaid Interest on such New Note to but excluding the Company Repurchase Date. To exercise such right, a holder shall deliver to the Company such New Note with the form entitled “Form of Company Repurchase Election” on the reverse thereof duly completed, together with the New Note, duly endorsed for transfer, at any time from the opening of business on the 20th Business Day prior to such Company Repurchase Date until the close of business on the Business Day immediately preceding the Company Repurchase Date, and shall deliver, or arrange for book-entry transfer of, the New Notes to the Trustee (or other Paying Agent appointed by the Company) as set forth in the Indenture.
     The Company Repurchase Price to be paid on any of March 15, 2009, March 15, 2014, March 15, 2019, March 15, 2024 and March 15, 2029 shall be paid in cash and the Fundamental Change Repurchase Price to be paid on any Fundamental Change Repurchase Date shall be paid in cash or Common Stock, subject to the terms and conditions of the Indenture.
     Holders have the right to withdraw any Repurchase Election by delivering to the Trustee (or other Paying Agent appointed by the Company) a written notice of withdrawal up to the close of business on the Business Day immediately preceding the Repurchase Date, all as provided in the Indenture.
     If money or Common Stock, if allowed under the Indenture, sufficient to pay the Repurchase Price with respect to all New Notes or portions thereof to be repurchased as of any Repurchase Date is deposited with the Trustee (or other Paying Agent appointed by the Company), then on and after such Repurchase Date, such New Notes will cease to be outstanding, Interest will cease to accrue on such New Notes (or portions thereof), and the holder thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such New Note.
     Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the Stated Maturity of the New Notes, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the New Notes into 39.6859 shares of the Common Stock (a Conversion Price of approximately $25.20 per share), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this New Note with the form entitled “Form of Notice of Conversion” on the reverse hereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate

A7

Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this New Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The Company will notify the holder thereof of any event triggering the right to convert the New Notes as specified above in accordance with the Indenture.
     If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Stock, or (iii) sells or conveys its properties and assets substantially as an entirety to any Person, the right to convert a New Note into shares of Common Stock will be changed into a right to convert it into the kind or amount of cash, securities or other property receivable upon such event, in each case in accordance with the Indenture.
     No adjustment in respect of Interest on any New Note converted or dividends on any shares issued upon conversion of such New Note will be made upon any conversion except as set forth in the next sentence. If this New Note (or portion hereof) is surrendered for conversion during the period from the close of business on any Record Date for the payment of Interest to the opening of business on the immediately following Interest Payment Date, this New Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a Record Date and prior to the next Interest Payment Date, (2) if the Company has specified a Repurchase Date following a Fundamental Change that is after a Record Date and on or prior to the next Interest Payment Date or (3) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such New Note.
     No fractional shares of Common Stock will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share of Common Stock which would otherwise be issuable upon the surrender of any New Note or New Notes for conversion.
     A New Note in respect of which a holder is exercising its right to require repurchase upon a Fundamental Change or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.
     Upon due presentment for registration of transfer of this New Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a New Note or New Notes of authorized denominations for an equal aggregate principal amount will be issued to the

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transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.
     The Company, the Guarantor, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this New Note (whether or not this New Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar) for the purpose of receiving payment on or account of the principal hereof and the Interest hereon, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor other Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this New Note.
     No recourse for the payment of the principal of or Interest on this New Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture or any supplemental indenture or in any New Note, or because of the creation of any Indebtedness represented thereby, or for any of the obligations of the Guarantor under the Guarantee shall be had against any incorporator, shareholder, member, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company, the Guarantor, or of any successor corporation or limited liability company, either directly or through the Company, or the Guarantor, or any successor corporation or limited liability company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     Terms used in this New Note and defined in the Indenture are used herein as therein defined.

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ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this New Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT- Custodian
TEN ENT -	as tenant by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.

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FORM OF
NOTICE OF CONVERSION

TO:	CAPITALSOURCE INC.
WELLS FARGO BANK, N.A.
     The undersigned registered owner of this New Note hereby irrevocably exercises the option to convert this New Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of CapitalSource Inc. and/or cash in accordance with the terms of the Indenture referred to in this New Note, and directs that the shares issuable and deliverable and/or cash payable upon such conversion, together with any check in payment for fractional shares and any New Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares, any portion of this New Note not converted or a check for cash payable are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of Interest accompanies this New Note.
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
     NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the New Note in every particular without alteration or enlargement or any change whatever.

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     Fill in the registration of shares of Common Stock if to be issued, and New Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):
$

Social Security or Other Taxpayer Identification Number:

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FORM OF
FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO:	CAPITALSOURCE INC. WELLS FARGO BANK, N.A.
     The undersigned registered owner of this New Note hereby irrevocably acknowledges receipt of a notice from CapitalSource Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this New Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this New Note at the price equal to at least 100% of such entire principal amount or portion thereof, together with accrued Interest to, but excluding, the Fundamental Change Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
Dated:

Signature(s)
NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the New Note in every particular without alteration or enlargement or any change whatever.
New Note Certificate Number (if applicable):
Principal amount to be repurchased (if less than all):
Social Security or Other Taxpayer Identification Number:

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FORM OF
COMPANY REPURCHASE ELECTION

TO: CAPITALSOURCE INC. WELLS FARGO BANK, N.A.
     The undersigned registered owner of this New Note hereby irrevocably acknowledges receipt of a notice from CapitalSource Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the New Notes and requests and instructs the Company to repay the entire principal amount of this New Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued Interest to, but excluding, the Company Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The New Notes shall be repurchased by the Company as of the Company Repurchase Date pursuant to the terms and conditions specified in the Indenture.
Dated:

Signature(s)
NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the New Note in every particular without alteration or enlargement or any change whatever.
New Note Certificate Number (if applicable):
Principal amount to be repurchased (if less than all):
Social Security or Other Taxpayer Identification Number:

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ASSIGNMENT
     For value received                      hereby sell(s) assign(s) and transfer(s) unto                     (please insert social security or other Taxpayer Identification Number of assignee) the within New Note, and hereby irrevocably constitutes and appoints                      attorney to transfer said New Note on the books of the Company, with full power of substitution in the premises.
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the New Note in every particular without alteration or enlargement or any change whatever.

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Schedule I
CAPITALSOURCE INC.
Senior Subordinated Convertible Debentures due 2034
No. 1

		Notation Explaining	Authorized Signature of
		Principal Amount	Trustee or
Date	Principal Amount	Recorded	Custodian

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